UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Acadia Realty Trust

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2012

TO OUR SHAREHOLDERS:

Please take notice that the annual meeting of shareholders of Acadia Realty Trust (the “Company”) will be held on Wednesday, May 16, 2012, at 1:00 p.m., local time, at the offices of Paul, Hastings, Janofsky & Walker, LLP, which are located at 191 North Wacker Drive, Chicago, Illinois 60606, (the “Annual Meeting”) for the purpose of considering and voting upon:

1.	The election of six Trustees to hold office until the next annual meeting and until their successors are duly elected and qualified;

2.	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012;

3.

The approval, on an advisory basis, of the compensation of Named Executive Officers as disclosed in the Company’s 2012 Proxy Statement in accordance with compensation rules of the Securities and Exchange Commission;

4.	To consider and act upon a proposal to approve the Acadia Realty Trust Amended and Restated 2006 Share Incentive Plan; and

5.	Such other business as may properly come before the Annual Meeting.

The Board of Trustees of the Company recommends a vote “FOR” proposals 1 through 4. You should carefully review the accompanying Proxy Statement which contains additional information.

The Board of Trustees has fixed the close of business on March 21, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Trustees

Robert Masters, Secretary
April 5, 2012

IT IS VERY IMPORTANT THAT YOU SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE, SUITE 260, WHITE PLAINS, NEW YORK 10605

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
May 16, 2012

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (“Board of Trustees,” “Trustees” or “Board”) of Acadia Realty Trust (the “Company”) for use at the annual meeting of shareholders scheduled to be held on Wednesday, May 16, 2012, at 1:00 p.m., local time, at the offices of Paul, Hastings, Janofsky & Walker, LLP, which are located at 191 North Wacker Drive, Chicago, Illinois 60606, or any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about April 5, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 16, 2012 – This Proxy Statement and the Company’s 2011 Annual Report to shareholders are available at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Company’s Board of Trustees, officers and employees may solicit proxies in connection with the Annual Meeting by telephone, telegram, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest, par value $.001 of the Company, (the “Common Shares”) held of record by such persons or firms with their nominees, and in connection therewith, such firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding such materials.

All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted “FOR” each of proposals 1-4 set forth in the Notice of Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke such proxy at any time prior to the voting thereof by notice to the Company. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person at that time. Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

The Board of Trustees recommends a vote “FOR” proposals 1 through 4.

OUTSTANDING SHARES AND VOTING RIGHTS

The outstanding capital shares of the Company as of March 21, 2012 consisted of 42,763,925 Common Shares (the “Common Shares”). Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The Board of Trustees has fixed the close of business on March 21, 2012 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of Common Shares entitled to cast at least a majority of the votes of the outstanding Common Shares on March 21, 2012 will constitute a quorum to transact business at the Annual Meeting.

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the election of Trustees will be required to elect the nominees for Trustees at the Annual Meeting. There is no cumulative voting in the election of Trustees. The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be required for the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm.

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be required for the advisory (non-binding) shareholder approval of the Company’s executive compensation program for Named Executive Officers. Subject to the satisfaction of the additional thresholds under the rules of the New York Stock Exchange, the approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be required for approval of the Amended and Restated 2006 Share Incentive Plan.

Proxies marked “Abstain” and which have not voted on a particular proposal are included in determining a quorum for the Annual Meeting. Abstentions are not treated as votes cast in the election of Trustees or in the ratification of the appointment of the independent registered public accounting firm, and thus are not the equivalent of votes against a nominee or against the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm, as the case may be, and will not affect the vote with respect to these matters. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.

PROPOSAL 1 — ELECTION OF TRUSTEES

There are six nominees for election as Trustees for one-year terms, expiring in 2013 or until their successors are elected. Election of each Trustee requires the approval of the majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Company’s Declaration of Trust provides that the Board of Trustees may be composed of up to a maximum of 15 members. Pursuant to a resolution of the Board, the Board of Trustees currently consists of six Trustees, each of whom serves until the next annual meeting and until his or her successor is duly elected and qualified. As stated elsewhere herein, the enclosed proxy will be voted for the election as Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of its nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the discretion and authority to vote or refrain from voting for other nominees in accordance with their judgment. The Board of Trustees has a Nominating and Corporate Governance Committee.

Trustee Independence

With five independent Trustees out of six, the Board has satisfied its objective that a majority of the Board should consist of independent Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Crocker, Kellar, Spitz and Wielansky and Ms. Luscombe is independent under the rules of the New York Stock Exchange. In determining this, the Board of Trustees considered transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In determining Mr. Wielansky’s independence, the Board of Trustees considered the fact that Mr. Wielansky is entitled to receive annual fees totaling $100,000 for providing consulting services to the Company, including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners. The Board of Trustees did not consider this relationship to be material in determining Mr. Wielansky’s independence because it believed the amount involved would not interfere with Mr. Wielansky’s independent judgment. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange. Upon the election of all nominees, the Company will continue to meet the New York Stock Exchange requirement for a majority of independent Trustees serving on the Board of Trustees.

The following is a brief description of the nominees for election as Trustees of the Company:

Nominees for Election as Trustees

Kenneth F. Bernstein, age 50, has been Chief Executive Officer of the Company since January of 2001. He has been President and Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. (“RDC”) and affiliates. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP, from 1986 to 1990. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law. Mr. Bernstein also serves on the boards of BRT Realty Trust and Golub Capital BDC. Mr. Bernstein is also a member of the National Association of Corporate Directors (“NACD”), International Council of Shopping Centers (“ICSC”), where he is on the Board of Trustees and serves as co-chair of the Committee on Open-Air Centers, National Association of Real Estate Investment Trusts (“NAREIT”), Urban Land Institute (“ULI”), and the Real Estate Roundtable. Mr. Bernstein is also a member of the Young President’s Organization (“YPO”).

We believe Mr. Bernstein’s qualifications to sit on the Board include his extensive real estate, management and board experience. Highlights of these qualifications include Mr. Bernstein’s:

•	service as president and chief executive officer of the Company for the past 11 years;
•	extensive network of contacts in the real estate industry and his leadership positions with various industry and business associations;
•	five years experience as a real estate attorney;
•	eight years experience as the Chief Operating Officer of a private real estate company; and
•	three years experience as the Chief Operating Officer of a public real estate company.

Douglas Crocker II, age 72, has been a Trustee of the Company since November 2003. Mr. Crocker was most recently the Chief Executive Officer of Equity Residential, a multi-family residential real estate investment trust (“REIT”), from December 1992 until his retirement in December of 2002. During Mr. Crocker’s tenure, Equity Residential grew from 21,000 apartments with a total market capitalization of $700 million to a $17 billion company with over 225,000 apartments. Mr. Crocker was also a former Managing Director of Prudential Securities, and from 1982 to 1992 served as Chief Executive Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance. From 1979 to 1982 Mr. Crocker was President of American Invesco, the nation’s largest condominium conversion company, and from 1969 to 1979 served as Vice President of Arlen Realty and Development Company. He currently sits on the boards of real estate companies Ventas and Post Properties and also serves on the board of the National Multi-Housing Council. In addition, Mr. Crocker serves as a director of Cypress Sharpridge Inc. Mr. Crocker has been a five-time recipient of Commercial Property News’ Multifamily Executive of the Year Award, a three-time winner of their REIT Executive of the Year Award, a three-time winner of Realty Stock Review’s Outstanding CEO Award, and received NAREIT’s 2010 Edward H. Linde Industry Leadership Award.. Mr. Crocker is also a member of the NACD.

We believe Mr. Crocker’s qualifications to sit on the Board include his extensive CEO, board, financial and real estate experience. Highlights of these qualifications include Mr. Crocker’s:

•	service as CEO of Equity Residential, a publicly traded REIT, for ten years;
•	current service on the boards of directors of several REITs;
•	past service on the audit committees of the boards of directors of a number of publicly traded companies; and
•	over 40 years of experience in the real estate industry.

Lorrence T. Kellar, age 74, has been a Trustee of the Company since November 2003 and is an “audit committee financial expert” as that term is defined by the SEC. Mr. Kellar was Vice President at Continental Properties, a retail and residential developer from November 2002 until his retirement in November 2009. He is a director of Multi-Color Corporation (Chairman), Frisch’s Restaurants and Spar Group, Inc. Prior to joining Continental Properties in November of 2002, Mr. Kellar served as Vice President of Real Estate with Kmart Corporation from 1996 to 2002. From 1965 to 1996, Mr. Kellar served with The Kroger Co., the country’s largest supermarket company, where his final position was Group Vice President of Finance and Real Estate. Mr. Kellar is also a member of the NACD.

We believe Mr. Kellar’s qualifications to sit on the Board include his extensive real estate development, public company board, asset management and mergers and acquisitions experience, as well as financial expertise. Highlights of these qualifications include Mr. Kellar’s:

•	over 40 years of real estate operating and development experience;
•	extensive experience managing financial functions, including general accounting, audit, finance, and treasury;
•	qualification as an “audit committee financial expert” as that term is defined by the SEC;
•	service on the boards of directors of eight public companies, including his service as the chair of two of those boards;
•	service as chair of both the City of Cincinnati and Kroger pension funds;
•	past service as chair of the Bartlett Management Trust mutual fund group; and
•	involvement in a number of mergers and acquisitions transactions while with Kroger, U.S. Shoe, BT Office Products International and Multi-Color Corporation.

Wendy Luscombe, age 60, has been a Trustee of the Company since 2004. She is Principal of WKL Consulting, successor to WKL Associates, Inc., a real estate investment manager and consultant founded in 1994. Ms. Luscombe has managed investment portfolios totaling $5 billion over the last 25 years and has represented foreign investors including UK Prudential and British Coal Pension Funds in their United States real estate investment initiatives. For ten years she was Chief Executive Officer of Pan American

Properties, Inc., a public REIT sponsored by British Coal Pension Funds. She was also a member of the Board of Governors of NAREIT. Ms. Luscombe has served on various boards of public companies in both the United States and United Kingdom for over 25 years and is an “audit committee financial expert” as that term is defined by the SEC. Currently she serves as Co-Lead Director, Executive Committee Member and Audit Committee member for the Zweig Fund and Zweig Total Return Fund, public closed-end mutual funds. Additionally, she serves as Chairman of the Management Oversight Committee for the Deutsche Bank International Real Estate Opportunities Funds IA and 1B. She was formerly a Board Member, Chairman of the Investment Committee and member of the Audit Committee for PXRE Group Ltd., a New York Stock Exchange listed reinsurance company. She resigned from her positions with PXRE Group Ltd. in August 2007 when the company merged with Argonaut Group, but was appointed an outside director of PXRE Reinsurance Company, the United States subsidiary of PXRE Group Ltd. which she resigned from in March 2008. She was also a Board Member for Endeavour Real Estate Securities and Amadeus Real Estate Securities, both private REIT mutual funds. From May 2009 to December 2010, Ms. Luscombe served as a Board Member and Audit Committee member for Feldman Mall Properties, a private REIT. Ms. Luscombe is also a member of the NACD and an NACD Certified Director and a member of NACD’s teaching faculty, a Fellow of the Royal Institution of Chartered Surveyors and a Member of the Chartered Institute of Arbitrators.

We believe Ms. Luscombe’s qualifications to sit on the Board include her extensive real estate operational background, CEO experience, asset management experience, extensive board service and strong corporate governance background. Highlights of these qualifications include Ms. Luscombe’s:

•	experience as the CEO of a public equity REIT in the United States for ten years;
•	experience as the CEO of a UK urban renewal developer for two years;
•	experience as the chief investment officer in the United States for a foreign pension fund;
•	experience in a variety of real estate asset types including, among others, regional malls, community shopping centers and mixed use;
•

service as an independent director for nearly 30 years, including service on all board committees including audit, compensation, investment and nominating and corporate governance, including chairmanships of committees and service as co-director;

•	service on the NACD faculty that conducts in-board training;
•	experience as one of the first governors of NAREIT;
•	successful launch of two successful contested REIT takeovers; and
•	qualification as an “audit committee financial expert” as that term is defined by the SEC; and
•	experience in website management, social media and internet reputation management

William T. Spitz, age 60, has been a Trustee of the Company since August 2007. Mr. Spitz has served as a Director of Diversified Trust Company, a private wealth management trust company, for 15 years and has served as a Principal since March 2009. Previously, he was Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt, Mr. Spitz was responsible for managing the University’s $3.5 billion endowment. He was also a member of the Senior Management Group of the University, which is responsible for the day-to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 10% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University’s charitable remainder trusts and implemented a more aggressive approach to working capital management which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management-Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the board of several companies, including Cambium Global Timber Fund, The Common Fund, MassMutual Financial, and the Bradford Fund. He has also served on multiple advisory committees, including Acadia’s Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

We believe Mr. Spitz’s qualifications to sit on the Board include his asset management experience as well as real estate development, board, fund, and REIT experience. Highlights of these qualifications include Mr. Spitz’s:

•	former role as Vice Chancellor for Investments and Treasurer of Vanderbilt University for over 20 years;
•	former responsibilities managing Vanderbilt University’s multi-billion dollar endowment fund;
•	high-level positions with successful asset management companies;
•	service on the boards of directors of several companies;
•	service on multiple fund advisory committees, including, previously, the Company’s fund advisory boards;
•	involvement in numerous real estate development projects;

•	former position as director of a private REIT;
•	past service on the audit committee of MassMutual; and
•	qualification as chartered financial analyst.

Lee S. Wielansky, age 60, has been a Trustee of the Company since May 2000 and the Lead Trustee since 2004. Mr. Wielansky has been Chairman and Chief Executive Officer of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as Chief Executive Officer and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and Chief Executive Officer of Midland Development Group, Inc. from 1983 through 1998 when the company was sold to Regency Centers Corporation. Mr. Wielansky serves as the Vice Chairman of the Board of Directors, as well as Chairman of the Compensation Committee of Pulaski Bank and is a Director for Isle of Capri Casinos, Inc. Mr. Wielansky is also a member of the NACD and ICSC.

We believe Mr. Wielansky’s qualifications to sit on the Board include his real estate development, public company board, fund, asset management and CEO experience. Highlights of these qualifications include Mr. Wielansky’s:

•	over 36 years of real estate development experience;
•	his role in developing over 150 shopping centers;
•	his service as Chairman and CEO of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003;
•	service on the boards of directors of four public companies, including three current public company directorships;
•	service on compensation and audit committees;
•	current service on the corporate governance committee for Pulaski Bank;
•	current service as the Lead Trustee of the Company, a position he has held since 2004;
•	service as an advisor to the Company for its fund business;
•	responsibility for the asset management of 100 properties, accounting for over 11 million square feet;
•	former position as CEO of JDN Development Company; and
•	former position as Senior Vice President and Director of Regency Centers.

Vote Required; Recommendation

The election to the Board of Trustees of each of the six nominees will require the approval of a majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the election of each of the six nominees to the Board of Trustees.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Declaration of Trust, Bylaws or otherwise. However, the Audit Committee is submitting the selection of BDO USA, LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Notwithstanding the ratification of, or failure to ratify, the selection the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its subsidiaries.

Representatives of BDO USA, LLP are not expected to be present at the Annual Meeting.

Vote Required; Recommendation

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the ratification of the appointment of the independent registered public accounting firm is required to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of BDO USA, LLP as the independent registered public accounting firm.

PROPOSAL 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is seeking a non-binding shareholder vote approving the compensation of Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules and as discussed in “Compensation Discussion and Analysis”, the compensation tables and any related material. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

The Board and management have thoughtfully designed the Company’s executive compensation philosophy, policies and programs tailored with the understanding of the Company’s business and the strategic mission of the Company.

The Compensation Committee’s executive compensation objectives are as follows:

1.	Motivating the Company’s Named Executive Officers to create maximum shareholder value.

2.	Providing incentives to the Company’s Named Executive Officers that reward dedication, hard work and success.

3.	Providing a compensation program that ensures “pay for performance.”

4.	Aligning the interests of the Company’s Named Executive Officers and shareholders as closely as possible.

5.	Aligning the interests of the Company’s Named Executive Officers and the Company’s external fund investors as closely as possible.

6.	Creating the right mix of long-term incentives to motivate and to retain the Company’s Named Executive Officers.

7.	Creating an incentive compensation program that can go beyond the Company’s Named Executive Officers and be utilized throughout the organization.

Vote Required; Recommendation

Because the shareholder vote is advisory, the results will not be binding upon the Board. However, the Compensation Committee will take the outcome of the vote expressed by its shareholders into consideration for future executive compensation arrangements. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation program for Named Executive Officers as set forth in this Proxy Statement. Unless otherwise indicated by a shareholder on a proxy, shares will be voted “FOR” the approval of the executive compensation.

The Company currently plans to seek an advisory vote on executive compensation annually. The next advisory vote on executive compensation will occur at the 2013 annual meeting.

PROPOSAL 4 —APPROVAL OF THE AMENDED AND RESTATED 2006 SHARE INCENTIVE PLAN

On March 15, 2012, the Company’s Board of Trustees approved the amendment and restatement of the 2006 Share Incentive Plan (the “Revised 2006 Plan”), subject to the approval of the shareholders of the Company at the Annual Meeting because the Board of Trustees believes that the 2006 Share Incentive Plan is an important factor in attracting, retaining and motivating employees. As of March 21, 2012, only 333,924 Common Shares remain available for future grants under the existing 2006 Share Incentive Plan (the “Original 2006 Plan”). The Board of Trustees believes that the Company needs a greater reserve of Common Shares for future awards to key employees. Accordingly, the Board of Trustees approved the Revised 2006 Plan to increase the aggregate number of Common Shares authorized for issuance under the Revised 2006 Plan by 1,600,000 shares to 2,100,000 Common Shares. If the Revised 2006 Plan is approved by the shareholders, the Company will terminate the 2003 Share Incentive Plan (the “2003 Plan”) and will no longer make any future grants under the 2003 Plan. The Company will, at its expense, register with the SEC on a Form S-8 Registration Statement the 1,600,000 additional Common Shares that would be issuable under the Revised 2006 Plan.

The Revised 2006 Plan provides for the granting of Options, Share Appreciation Rights, Restricted Share Units, Unrestricted Shares, Performance Shares, Performance Units, Dividend Equivalent Rights and Other-Share Based Awards (collectively, “Awards”) to officers, employees and trustees of the Company and its subsidiaries and consultants and advisors to the Company or its subsidiaries

(collectively, “Participants”). The class of Participants currently eligible to participate in the Revised 2006 Plan is approximately 125 persons. The following is a summary of certain provisions of the Revised 2006 Plan and is qualified by reference to the complete plan, a copy of which is attached as Exhibit A. Terms below that appear in initial capital letters have the special meaning set forth either above or in the Revised 2006 Plan.

Based solely on the closing price of our Common Shares as reported by the New York Stock Exchange on March 30, 2012, the maximum aggregate market value of 1,600,000 Common Shares proposed to be added to the Revised 2006 Plan is $36,064,000.

Summary of the Amended and Restated 2006 Share Incentive Plan

The Revised 2006 Plan provides financial incentives to the Participants, rewarding them for making significant contributions to the Company’s success and encouraging them to align their interests with those of the Company and its shareholders. The Revised 2006 Plan also assists the Company in attracting and retaining competent and dedicated individuals whose efforts are important in helping the Company achieve its long-term growth objectives.

The Revised 2006 Plan is administered by the Compensation Committee of the Board Trustees of the Company, each member of the Compensation Committee satisfies the requirements for a “non-management director” within the meaning of Rule 16b-3 promulgated under Section 16(b) (“Rule 16b-3”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) is desired, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code. Pursuant to the Revised 2006 Plan, the Compensation Committee selects Participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards, including the per share purchase price and vesting provisions of Options and the restrictions or performance criteria relating to the Awards. The Compensation Committee administers construes and interprets the Revised 2006 Plan. The Board may nevertheless act in lieu of the Compensation Committee, and has sole discretion with respect to making annual grants of Awards to officers, employees and non-management Trustees. Under the terms of the Revised 2006 Plan, without shareholder approval, no Options, or Share Appreciation Rights may be re-priced in any manner.

Securities Offered

The maximum number of Common Shares that may be issued pursuant to Awards granted under the Revised 2006 Plan will be 2,100,000 Common Shares. No Participant may receive more than 2,100,000 Common Shares during the term of the Revised 2006 Plan in respect of Awards. The maximum amount of Performance Units and Performance Shares that any Participant may receive for any one performance cycle may not exceed 30 percent of the reserved Common Shares under the Plan, or 630,000 Shares. In the event of any Change in Capitalization, the Compensation Committee may adjust the maximum number and class of Common Shares with respect to which Awards may be granted under the Revised 2006 Plan, the maximum number of Common Shares with respect to which Awards may be granted to any Participant during the term of the Revised 2006 Plan, the number and class of Common Shares which are subject to outstanding Awards granted under the Revised 2006 Plan, and if applicable, the purchase price therefor. In addition, if any Award expires or terminates without having been exercised, the Common Shares subject to that Award again become available for grant under the Revised 2006 Plan.

Individuals Who May Participate in the 2006 Plan

All of the Company’s (and its subsidiaries’) officers, employees and trustees together with its (and its subsidiaries’) consultants and advisors are eligible to receive Awards under the Revised 2006 Plan. Awards under the Revised 2006 Plan are granted at the sole discretion of the Compensation Committee; subject to a limit of 2,100,000 Common Shares that applies both to the granting of all incentive share options, and of Awards to any individual for any calendar year or during the term of the Revised 2006 Plan. The granting of an Award does not confer upon the Participant any right to continue in the employ or service of the Company or affect any right or power of the Company to terminate the services of such Participant at any time.

Awards

Options: The Compensation Committee may grant to Participants Options to purchase Common Shares. Subject to the provisions of the Code, Options may either be Incentive Share Options (within the meaning of Section 422 of the Code) or Nonqualified Share Options. The per Common Share purchase price (i.e., the “exercise price”) under each Option is established by the Compensation Committee at the time the Option is granted. The per Common Share exercise price of any Option may not be less than 100% of the Fair Market Value, as determined under the Revised 2006 Plan, of a Common Share on the date the Option is granted (110% in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). Options may be exercisable at such times and in such installments as determined by the Compensation Committee. The Compensation Committee may accelerate the exercisability of any Option at any time. Each Option granted pursuant to the Revised 2006 Plan has such term as determined by the Compensation

Committee, provided, however, that no Option may be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). The Agreement evidencing the Option grant will set forth the terms and conditions applicable to such Option upon a termination or change in the employment or service status of the Optionee as determined by the Compensation Committee and in accordance with the Revised 2006 Plan.

Unless permitted by the Compensation Committee, Options are not transferable by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee’s lifetime only by the Optionee or the Optionee’s guardian or legal representative. The purchase price for Common Shares acquired pursuant to the exercise of an Option must be paid (i) in cash, (ii) by transferring Common Shares to the Company, or (iii) a combination of the foregoing, upon such terms and conditions as determined by the Compensation Committee. Notwithstanding the foregoing, the Compensation Committee may establish cashless exercise procedures which provide for the simultaneous exercise of an Option and sale of the underlying Common Share. Upon a Change in Control, all Options outstanding under the Revised 2006 Plan will become immediately and fully exercisable.

Share Appreciation Rights: The Revised 2006 Plan permits the granting of Share Appreciation Rights to Participants in connection with an Option or as a freestanding right. A Share Appreciation Right permits the Grantee to receive, upon exercise, cash and/or Common Shares, at the discretion of the Compensation Committee, equal in value to an amount determined by multiplying (i) the excess, if any, of (x) for those granted in connection with an Option, the per Common Share Fair Market Value on the date preceding the exercise date over the per Common Share purchase price under the related Option, or (y) for those not granted in connection with an Option, the per Common Share Fair Market Value on the date preceding the exercise date over the per Common Share Fair Market Value on the grant date of the Share Appreciation Right by (ii) the number of Common Shares as to which such Share Appreciation Right is being exercised.

Share Appreciation Rights granted in connection with an Option cover the same Common Shares as those covered by such Option and are generally subject to the same terms. A Share Appreciation Right granted in connection with an Incentive Share Option is exercisable only if the Fair Market Value of a Common Share on the exercise date exceeds the purchase price specified in the related Incentive Share Option Agreement. Freestanding Share Appreciation Rights may be granted on such terms and conditions as shall be determined by the Compensation Committee, but may not have a term of greater than ten years. Upon a Change in Control, all Share Appreciation Rights will become immediately and fully exercisable.

Restricted Share Units: The terms of a Restricted Share Unit Award, including the restrictions placed on such Award and the time or times at which such restrictions will lapse, will be determined by the Compensation Committee at the time the Award is made. The Compensation Committee may determine at the time an Award of Restricted Share Unit is granted that such Award may accrue dividend equivalent rights during the restriction period. Accrued dividend equivalent rights (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Restricted Share Units or forfeited upon the forfeiture of Restricted Share Units. The agreements evidencing Awards of Restricted Share Units will set forth the terms and conditions of such Awards upon a Grantee’s termination of employment or service. The extent, if any, to which the restrictions on Restricted Share Units will lapse upon a Change in Control will be determined by the Compensation Committee at the time of the grant of the Award of Restricted Share Unit and set forth in the Agreement evidencing the Award.

Unrestricted Shares: The Board may issue unrestricted shares to the non-management Trustees in lieu of cash fees.

Performance Units and Performance Shares: Performance Units and Performance Shares may be awarded at such times as the Compensation Committee may determine and the vesting of Performance Units and Performance Shares is based upon the attainment of specified performance objectives by the Company, a subsidiary or a division within the specified performance period (the “Performance Cycle”). Performance objectives and the length of the Performance Cycle for Performance Units and Performance Shares may be determined by the Compensation Committee at the time the Award is made. Performance objectives may be expressed in terms of earnings per Share, pre-tax profits, net earnings or net worth, return on equity or assets or any combination of the foregoing, or any other standard deemed appropriate by the Compensation Committee. Prior to the end of a Performance Cycle, the Compensation Committee, in its discretion, may adjust the performance objectives to reflect a Change in Capitalization, a change in the tax rate or book tax rate of the Company or any subsidiary, or any other event which may materially affect the performance of the Company, a subsidiary or division. The agreements evidencing Awards of Performance Units and Performance Shares may set forth the terms and conditions of such Awards, including those applicable in the event of the Grantee’s termination of employment or service. Each Performance Unit will represent one Common Share and payments in respect of vested Performance Units will be made in cash, Common Shares or Restricted Share Units or any combination of the foregoing. The Compensation Committee may determine the total number of Performance Shares subject to an Award and the time or times at which the Performance Shares will be issued to the Grantee at the time the Award is made. In addition, the Compensation Committee may determine (a) the time or times at which the awarded but not issued Performance Shares will be issued to the grantee and (b) the time or times at which awarded and issued Performance Shares will become vested in or forfeited by the Grantee, in either case based upon the attainment of specified performance objectives within the Performance Cycle. Dividends paid on the Performance Shares issued will accrue during the performance period. Accrued dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Performance Shares or forfeited upon the forfeiture of Performance Shares. Upon a Change in Control, (x) a percentage of Performance Units, as determined by the Compensation Committee at the time an Award of Performance Units is made, will become vested and the Grantee will be entitled to receive a cash payment equal to the per Common Share Fair Market Value multiplied by the number of Performance Units which become vested, and (y) with respect to Performance Shares, all restrictions will lapse on a percentage of the Performance Shares, as determined by the Compensation Committee at the time the Award of Performance Shares is made.

Other Share-Based Awards: The Compensation Committee may grant awards of capital stock other than Common Shares and other awards that are valued in whole or in part by reference to or are otherwise based on, Common Shares, including, for example, profits interest in our Operating Partnership, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine. The extent, if any, to which the restrictions on Other Share-Based Awards will lapse upon a Change in Control will be determined by the Compensation Committee at the time of the grant of the Award of Other Share-Based Awards and set forth in the Agreement evidencing the Award.

Additional Information

The Compensation Committee has the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Revised 2006 Plan and all Awards granted thereunder. The Compensation Committee, in its discretion, may require deferral election forms or decide to grant or unilaterally modify any Award consistent with the Compensation Committee’s interpretation of the requirements of the Code. In the event of a deferral election, the Compensation Committee will cause any deferred distribution to occur at the next earliest distribution event allowable under 409A.

The Revised 2006 Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to an Option or Award, the Optionee or Grantee may make a written election to have withheld a portion of the Common Shares issuable to him or her having an aggregate Fair Market Value equal to the withholding taxes.

The Compensation Committee has the authority at the time a grant of Options or an Award is made to award designated Optionees or Grantees tax bonuses that will be paid on the exercise of such Options or payment of such Awards. The Compensation Committee will have full authority to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

The Revised 2006 Plan will terminate on the day preceding the tenth anniversary of the effective date of its amendment and restatement. The Board of Trustees may terminate or amend the Revised 2006 Plan at any time, except that (i) no such amendment or termination may adversely affect outstanding Awards, and (ii) to the extent necessary under applicable law or securities exchange rule, no amendment will be effective unless approved by shareholders.

Certain Federal Income Tax Consequences

In general, an Optionee will not recognize taxable income upon grant or exercise of an Incentive Share Option and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Share Option. (However, upon the exercise of an Incentive Share Option, the excess of the fair market value on the date of the exercise of the Common Shares received over the exercise price of Common Shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Share Option to qualify for the foregoing tax treatment, the Optionee generally must be an employee of the Company or a Subsidiary from the date the Incentive Share Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

If the Optionee has held the Common Shares acquired upon exercise of an Incentive Share Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Common Shares by the Optionee, the difference, if any, between the sale price of the Common Shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the Optionee does not satisfy these holding period requirements, the Optionee will recognize ordinary income at the time of the disposition of the Common Shares, generally in an amount equal to the excess of the fair market value of the Common Shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the Common Shares were sold more than one year after the Option was exercised. If the Optionee sells the Common Shares prior to the satisfaction of the holding period requirements but at a price below the Fair Market Value of the Common Shares at the time the Option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the Option. Subject to the discussion below with respect to Section 162(m) of the Code, the Company will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

In general, an Optionee to whom a Nonqualified Share Option is granted will recognize no income at the time of the grant of the Option. Upon exercise of a Nonqualified Share Option, an Optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price of the Option (special rules may apply in the case of an Optionee who is subject to Section 16(b) of the Exchange Act). Subject to the discussion below with respect to Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income.

Under certain circumstances, the accelerated vesting of Options or the accelerated lapse of restrictions on other Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction. Section 162(m) of the Code and the regulations thereunder generally would disallow the Company a federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation paid to any of such individuals exceeds one million dollars in any year.

Section 162(m) generally does not disallow a deduction for payments of qualified “performance-based compensation” the material terms of which have been approved by shareholders. The Company intends that compensation attributable to Options, Share Appreciation Rights and Performance Shares granted under the Revised 2006 Plan will be qualified “performance-based compensation.” To qualify, the Company is seeking shareholder approval of the Revised 2006 Plan.

New Plan Benefits

Because the grant of Awards under the Revised 2006 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of Common Shares that will in the future be received by or allocated to any participant in the Revised 2006 Plan.

Vote Required; Recommendation

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to ratify the Company’s approval of the Revised 2006 Plan. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of the Company’s approval of the Revised 2006 Plan.

In addition, the rules of the New York Stock Exchange require that two separate thresholds be met for this proposal to be approved: (1) votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold shares on behalf of clients in “street name” are not permitted to vote the shares if the client does not provide instructions.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 regarding the Common Shares that may be issued under the Company’s equity compensation plans consisting of the Original 2006 Plan, the 2003 Plan and the Company’s Employee Share Plan (the “Share Purchase Plan”), (but excluding the additional Common Shares subject to this proposal). In the footnotes to the table, the Company has also presented the information in relation to its equity compensation plans as of the record date.

	Equity Compensation Plan Information (4)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders:(1)	1,064,920 (2)	$17.95	647,089 (3)
Equity compensation plans not approved by security holders:	—	—	—

Total	1,064,920	$17.95	647,089

Notes:
(1)	Includes information related to the Original 2006 Plan, the 2003 Plan and the Share Purchase Plan.

(2)

Includes (a) 150,283 Common Shares issuable upon the exercise of outstanding options, (b) 75,739 Common Shares issuable upon the vesting of Restricted Share Units, and (c) 838,898 long term incentive units (LTIP units) that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to us for redemption and acquired by us for Common Shares. Because there is no exercise price associated with restricted share units and LTIP units, such awards are not included in the weighted average exercise price calculation. As of March 21, 2012, there are stock options outstanding to acquire 149,647 Common Shares, with a weighted average exercise price of $18.34 and an average weighted remaining term of 3.25 years. As of March 21, 2012, there are a total of 1,006,300 Restricted Share Units and LTIP units outstanding.

(3)

As of December 31, 2011, there were 600,451 Common Shares available for future issuance under the Original 2006 Plan and 46,638 Common Shares available for future issuance under the Share Purchase Plan. As of December 31, 2011, there are no Common Shares available for future issuance under the Company’s 1999 Share Incentive Plan (the “1999 Plan”). As of March 21, 2012, 333,924 Common Shares remain available for future issuance under the Original 2006 Plan and 45,356 Common Shares remain available for future issuance under the Share Purchase Plan. As of March 21, 2012, there are no Common Shares available for future issuance under the 1999 Plan or the 2003 Plan.

(4)

As of March 21, 2012, the Company had 42,763,925 Common Shares outstanding. Inclusive of 516,748 units (“OP Units”) of limited partnership interest outstanding, the Company had 43,280,673 Common Shares and OP Units outstanding as of March 21, 2012.

MANAGEMENT

Trustee Meetings and Attendance

During 2011, the Board of Trustees held four in-person meetings and three telephonic meetings, the Audit Committee held eight meetings, the Compensation Committee held four meetings and had a number of telephonic discussions, the Nominating and Corporate Governance Committee held four meetings and the Investment/Capital Markets Committee held no formal meetings but had numerous telephonic discussions to discuss potential transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. The average attendance in the aggregate of the total number of Board of Trustees and committee meetings was 98%. No Trustee attended fewer than 96% of the aggregate of all meetings of the Board of Trustees and applicable committee meetings.

The Company does not have a formal policy requiring Trustees to be present at Annual Meetings, although the Company does encourage their attendance. All of the Company’s Trustees attended the 2011 Annual Meeting.

Trustees and Executive Officers

The Trustees and executive officers of the Company as of the date of this Proxy Statement are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires

Kenneth F. Bernstein	50	Trustee, Chief Executive Officer and President	1998	2012
Lee S. Wielansky	60	Trustee; Independent Lead Trustee	2000	2012
Douglas Crocker II	72	Trustee	2003	2012
Lorrence T. Kellar	74	Trustee	2003	2012
Wendy Luscombe	60	Trustee	2004	2012
William T. Spitz	60	Trustee	2007	2012
Joel Braun	60	Executive Vice President and Chief Investment Officer	1998	—
Jonathan Grisham	54	Senior Vice President and Chief Financial Officer	1998	—
Robert Masters	67	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	1998	—
Christopher Conlon	52	Executive Vice President and Chief Operating Officer	2008	—
Michael Nelsen	65	Senior Vice President, Accounting and Financial Principal	2003	—

Biographical information with respect to Messrs. Bernstein, Crocker, Kellar, Spitz and Wielansky and Ms. Luscombe is set forth under “PROPOSAL 1 — ELECTION OF TRUSTEES,” above.

Joel Braun, age 60, has been Chief Investment Officer of the Company since August 1998. Mr. Braun was a Senior Vice President of the Company from August 1998 until January 2007 when he was named Executive Vice President. Mr. Braun is responsible for all of the Company’s merger and acquisition activities. Previously, Mr. Braun was Vice President of Acquisitions for RD Capital, Inc. Mr. Braun holds a Bachelor’s Degree in Business Administration from Boston University and a Master’s Degree in Planning from The Johns Hopkins University.

Christopher Conlon, age 52, as of January 1, 2012, Mr. Conlon was promoted to Executive Vice President/Chief Operating Officer. Previously, from February 2008, Mr. Conlon served as Senior Vice President - Leasing and Development. From 1992 to 2007, Mr. Conlon was a partner at Ripco Real Estate Corporation where he was responsible for the leasing and development/redevelopment of neighborhood shopping centers, vertical urban retail centers and mixed-use properties with retail components. Mr. Conlon received his Bachelor of Arts from the State University of New York at Stony Brook and his J.D. from St. John’s University School of Law.

Jonathan Grisham, age 54, as of January 1, 2012, Mr. Grisham was promoted to Senior Vice President/Chief Financial Officer. Previously, from February 2005, Mr. Grisham served as Chief Accounting Officer and prior to that was the Director of Financial Reporting since the Company’s formation. Prior to this, he served as controller at Mark Centers Trust from 1993 to 1998. From 1987 through 1992, Mr. Grisham was a supervisor in the public accounting firm of Aronson & Company in Washington, DC. Mr. Grisham is a Certified Public Accountant and holds a Master’s Degree in Finance from Kings College and a Bachelor’s of Science Degree in Accounting from George Mason University.

Robert Masters, Esq., age 67, has been a Senior Vice President, the General Counsel, Chief Compliance Officer and Secretary of the Company since 1998 and was previously General Counsel of RD Capital, Inc. since 1994. Prior to that, Mr. Masters was General Counsel for API Asset Management for over five years, Senior Vice President, Deputy General Counsel for European American Bank from 1985 to 1990, and Vice President and Counsel for National Westminster Bank from 1977 to 1985. Mr. Masters received his Bachelor of Arts from the City University of New York and his Juris Doctorate from New York University Law School. Mr. Masters is a member of the New York State Bar.

Michael Nelsen, age 65, Mr. Nelsen currently serves as the Company’s Senior Vice President and Accounting and Financial Principal. Previously, he served as Chief Financial Officer and a Senior Vice President of the Company from March 2003 through December 31, 2011. As part of, and in furtherance of, the Company’s succession planning, Mr. Nelsen agreed to step down from his position as Chief Financial Officer in order to advance Mr. Grisham from Chief Accounting Officer to Chief Financial Officer. Prior to joining the Company, Mr. Nelsen was the President of G. Soros Realty, Inc. and Director of Real Estate for Soros Private Funds Management LLC from 1994 to 2003. His responsibilities included asset/portfolio management of real estate operations, financial reporting, financings, asset acquisitions and dispositions. From 1969 to 1980 he was an employee, and from 1981 to 1994, he was a partner, of the public accounting firm of Berdon LLP (formerly David Berdon & Co.). Mr. Nelsen graduated from Bernard M. Baruch School of Business in 1969 and has been a Certified Public Accountant since 1971.

Board Leadership Structure

The Board’s Lead Trustee and Chief Executive Officer generally serve as the leadership of the Board. The Company does not have a chairperson of the Board. Mr. Wielansky, an independent Trustee who serves as a member of the Investment/Capital Markets Committee, has been selected by the Board to serve as the Lead Trustee. The Lead Trustee has final say on the agenda for all Board meetings. The Chief Executive Officer presides over the regular meetings of the Board of Trustees, calling each meeting to order and leading the Trustees through the agenda items. The Lead Trustee presides over all meetings of the non-management Trustees held in executive session. “Non-management” Trustees are all those who are not Company officers and include Trustees, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. An executive session is held in conjunction with each regularly scheduled Board meeting and other executive sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. The Lead Trustee has responsibility for facilitating communication among independent Trustees and between the independent Trustees and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.acadiarealty.com in the Investors-Corporate Governance section. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement.

Because the Chief Executive Officer is the Trustee most familiar with the Company’s business and industry and is the most capable of effectively identifying strategic priorities and leading the discussion regarding the execution of the Company’s strategy, discussion at Board meetings is usually led by the Chief Executive Officer. Independent Trustees and management have different perspectives and roles in strategy development. The Company’s independent Trustees bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that its leadership structure is appropriate because it combines an appropriate balance between independent leadership through the use of a Lead Trustee and strategy development, which results from the Chief Executive Officer leading the discussions on most Board topics.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/Capital Markets Committees. The functions of each committee are detailed in its respective committee charter, which are available on the Company’s website at www.acadiarealty.com in the “Investors — Corporate Governance” section. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement.

The Company’s current standing committees are as follows:

NAME	AUDIT COMMITTEE		COMPENSATION COMMITTEE		NOMINATING AND CORPORATE GOVERNANCE COMMITTEE		INVESTMENT/ CAPITAL MARKETS COMMITTEE

EMPLOYEE TRUSTEE
Kenneth F. Bernstein	—		—		—		X	(2)
NON-EMPLOYEE TRUSTEES
Lee S. Wielansky	—		—		—		X
Douglas Crocker II	—		X		X		X	(1)
Lorrence T. Kellar	X	(1)	X		—		—
Wendy Luscombe	X		—		X	(1)	—
William T. Spitz	X		X	(1)	—		X

(1) Chairman of the committee.
(2) Ex-Officio member of the committee.

Audit Committee

The Audit Committee is empowered to engage the Company’s independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee’s examinations and the choice of the Company’s independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or any of its subsidiaries. The Audit Committee held eight meetings during the last fiscal year. See “Report of the Audit Committee.”

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is “independent,” as defined by the listing standards of the New York Stock Exchange and at least one of whom is an “audit committee financial expert,” as that term is defined by the SEC.

The following Trustees are members of the Audit Committee: Mr. Kellar (Chair), Ms. Luscombe and Mr. Spitz. Mr. Kellar and Ms. Luscombe have served as members of the Audit Committee since the 2004 annual meeting and Mr. Spitz was appointed a member in February 2010. The Board has determined that each of these members meets the independence requirements for members of audit committees prescribed by the listing standards of the New York Stock Exchange. Mr. Kellar serves on the audit committees of one other public company, Mr. Spitz serves on the audit committee of one other public company and Ms. Luscombe serves on the audit committees of a complex of closed end mutual funds, these meetings are held concurrently.. The Board has determined that the participation by Messrs. Kellar and Spitz and Ms. Luscombe on these other audit committees does not impair their ability to serve effectively on the Company’s Audit Committee. The Board has determined that Mr. Kellar and Ms. Luscombe are each an “audit committee financial expert,” as that term is defined by the SEC. See the biographical information in “PROPOSAL 1 — ELECTION OF TRUSTEES” for their relevant experience.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s 2006 Share Incentive Plan, as amended and restated and recommending to the full Board the compensation of the executive officers of the Company, including the Chief Executive Officer. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance, coordinates and reviews the Company’s succession plans related to the Chief Executive Officer and other executive officers and reports the status of such plans to the Board annually.

The Compensation Committee held four meetings and had a number of telephonic discussions during the last fiscal year.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, with all committee members being independent as defined by the listing standards of the New York Stock Exchange.

The members of the Compensation Committee during the last fiscal year were Messrs. Spitz (Chair), Kellar and Crocker. Mr. Spitz and Mr. Crocker have served as members since 2007 and Mr. Kellar has served as a member since 2004. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. See “Acadia Realty Trust Compensation Committee Report.”

For information relating to the compensation consultant hired by the Compensation Committee, please refer to the discussions under the headings “Specific Elements of Acadia Realty Trust’s Executive Compensation Program - A. Base Salaries,” “V. Benchmarking” and “VIII. Specific 2011 Decisions and 2012 Changes” in “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

During 2011, none of the Compensation Committee members (i) were an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2011; (ii) is a former officer of the Company or any of the Company’s subsidiaries or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of the Named Executive Officers of the Company served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Trustees) of the Company;

•	a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Trustee of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending nominees for Trustees and Board committees to the Board. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

Members of the Nominating and Corporate Governance Committee during the last fiscal year were Ms. Luscombe (Chair), who has served since the 2005 annual meeting and Mr. Crocker, who has served since August 2005. The Board of Trustees has determined that both of these members are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee held four meetings during the last fiscal year.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Committee, c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260 White Plains, NY 10605, Attention: Corporate Secretary, and should include all information relating to such person that is required to be disclosed in a proxy statement for the election of Trustees or is otherwise required pursuant to Regulation l4A under the Exchange Act. Shareholders must also include the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made must include their names and addresses as they appear on the Company’s books, as well as the class and number of Common Shares of the Company that they beneficially own. The Committee may identify other candidates, if necessary, through recommendations from directors, management, employees or outside consultants.

The Committee will review candidates in the same manner regardless of the source of the recommendation. Under the Company’s Bylaws, a shareholder must deliver notice of nominees for Trustee to the Company’s Corporate Secretary not less than 60 days and no more than 90 days prior to the first anniversary date of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Trustee Qualifications and Review of Trustee Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Trustees regarding the size and composition of the Board. The Nominating and Corporate Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds, experience and competencies required for the Board as a whole and contains at least the minimum number of independent Trustees required by applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company to execute its strategic plan and achieve its objectives. In the event the Nominating and Corporate Governance Committee determines that additional expertise is needed on the Board or there is a vacancy, the Nominating and Corporate Governance Committee expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Company’s strategic plan can be summarized in the following broad categories:

•	Maintain a strong balance sheet;
•	Maintain a strong core portfolio;
•	Enhance the Company’s external growth platform; and
•	Utilize its experienced management team.

In evaluating a Trustee candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of the candidate; the potential contribution of the candidate to the diversity of backgrounds, experience and competencies required by the Board; the candidate’s ability to devote sufficient time and effort to his or her duties as a Trustee; independence and willingness to consider all strategic proposals and oversee the agreed upon strategic direction of the Company; and any other criteria established by the Board, as well as other core competencies or technical expertise necessary to fill all of the Board committees.

Each nominee meets the foregoing criteria and also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas. The skills include:

•	General real estate experience;
•	Real estate investment;
•	Asset management experience;
•	REIT experience;
•	Financial expertise;
•	Real estate development experience;
•	Public company board service;
•	Corporate governance expertise;
•	CEO experience;
•	Experience in risk management; and
•	Experience in mergers and acquisitions.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the “Investment Committee”) has been established for the primary purpose of (i) screening all transactions that are within certain defined pre-approval limits to ensure such transactions are within such limits, (ii) acting as the pricing committee for all equity offerings, (iii) for other investments and capital market transactions, the approval of which is not otherwise delegated by the Board of Trustees to management, from time to time, and (iv) exercising such other authority as is given to it from time to time by the Board of Trustees. The Investment Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The Investment Committee charter requires that it be comprised of at least three members, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Company’s Chief Executive Officer is an ex-officio member of the Investment Committee. Messrs. Crocker (Chair) and Wielansky have served as the members of the Investment Committee since the 2004 Annual Meeting and Mr. Spitz has served since 2007. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Investment Committee held no formal meetings, but had a number of informal telephonic discussions to discuss potential transactions, during the last fiscal year.

Communication with Trustees

You may communicate directly with the Board of Trustees by sending correspondence to the Company’s Corporate Secretary at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board or independent Trustees received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Other Corporate Governance Initiatives

The Company has adopted a Code of Business Conduct and Ethics as defined under the rules of the SEC that applies to all of the Company’s officers, trustees and employees. The Company regularly monitors developments in the area of corporate governance and continues to enhance the Company’s corporate governance structure based upon a review of new developments and recommended best practices. The Company’s corporate governance materials, including the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Whistle Blower Policy and standing committee charters may be found on the Company’s web site at www.acadiarealty.com in the “Investors — Corporate Governance” section. Copies of these materials are also available to shareholders upon written request to the Company’s Corporate Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

Risk Oversight

The entire Board and each of its committees are involved in overseeing risk associated with the Company. The Board and the Audit Committee monitor the Company’s financial and regulatory risk through regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls and assessment of business risks. The Board and the Nominating and Corporate Governance Committee monitor the Company’s corporate governance policies and procedures by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management and the Committee’s outside advisors.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on these reviews, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s authorized capital consists of 100,000,000 Common Shares. As of March 21, 2012, the Company had 42,763,925 Common Shares outstanding, which shares were held by 299 record holders. In addition, as of March 21, 2012, the Company had 516,748 units (“OP Units”) of limited partnership interest outstanding in Acadia Realty Limited Partnership, a Delaware limited partnership of which the Company serves as general partner (the “Operating Partnership”).

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than 5% of any class of the Company’s voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a change in control of the Company.

The following table sets forth, as of March 21, 2012, certain information concerning the holdings of each person known to the Company to be beneficial owner of more than 5% of the Common Shares at March 21, 2012, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Summary Compensation Table appearing elsewhere herein and by all Trustees, and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned		Percent of Class

5% Beneficial Owners
FMR LLC (1)	4,757,993		11.13
The Vanguard Group, Inc. (2)	4,546,123		10.63
Blackrock, Inc. (3)	4,272,922		9.99
Entities Affiliated with Invesco Ltd, (4)	4,229,270		9.89
Cohen & Steers, Inc. (5)	4,132,895		9.66
Entities Affiliated with Morgan Stanley (6)	2,878,555		6.73
T. Rowe Price Associates, Inc. (7)	2,866,273		6.70
Daiwa Asset Management Co. Ltd. (8)	2,472,946		5.78

Trustees and Executive Officers (9)
Kenneth F. Bernstein	770,013	(10)	1.78
Joel Braun	115,098	(11)	*
Robert Masters	76,203	(12)	*
Michael Nelsen	39,831	(13)	*
Christopher Conlon	39,605	(14)	*
Jonathan Grisham	49,562	(15)	*
Douglas Crocker II	25,720	(16)	*
Lorrence T. Kellar	37,396	(17)	*
Wendy Luscombe	21,017	(18)	*
William T. Spitz	14,104	(19)	*
Lee S. Wielansky	36,307	(20)	*
All Executive Officers and Trustees as a Group (11 persons)	1,224,856	(21)	2.83

Notes:

*	Represents less than 1%.

(1)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to FMR LLC is based solely on a Schedule 13G (the “FMR LLC 13G”) filed with the SEC on February 14, 2012 by FMR LLC.

According to the FMR LLC 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 3,893,775 Common Shares outstanding of the Company as a result of its serving as an investment advisor to various investment companies.

According to the FMR LLC 13G, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds, each has sole power to dispose of the 3,893,775 shares owned by the Funds.

According to the FMR LLC 13G, Pyramis Global Advisors Trust Company (“PGATC”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 864,218 Common Shares outstanding of the Company as a result of its serving as an investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 864,218 shares and sole power to vote or to direct the voting of 864,218 shares owned by the institutional accounts managed by PGATC as reported above.

The principal business office address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. According to the FMR LLC 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

FMR LLC	864,218	—	4,757,993	—

(2)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to The Vanguard Group Inc. (“The Vanguard Group”) is based solely on a Schedule 13G (the “Vanguard 13G”) filed with the SEC on February 7, 2012 by The Vanguard Group.

According to the Vanguard 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 64,650 Common Shares outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G, The Vanguard Group’s ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

The Vanguard Group	64,650	—	4,481,473	64,650

(3)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to Blackrock Inc. is based solely on a Schedule 13G (the “Blackrock 13G”) filed with the SEC on January 10, 2012 by Blackrock Inc.

The principal business office address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022. According to the Blackrock, Inc. 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Blackrock, Inc.	4,272,922	—	4,272,922	—

(4)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Invesco 13G”) filed with the SEC on February 6, 2012 by Invesco Ltd as a parent holding company for its subsidiaries listed below.

The principal business office address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309. According to the Invesco 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Invesco Advisers, Inc.	2,804,603	30,679	4,159,247	20,338
Invesco PowerShares Capital Management	46,076	—	46,076	—
Invesco Investment Advisors, LLC	3,609	—	3,609	—

(5)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to this entity is based solely on a Schedule 13G (the “Cohen & Steers 13G”) filed with the SEC on February 14, 2012 by Cohen & Steers Inc. as a parent holding company for its subsidiary listed below.

The principal business office address of Cohen & Steers Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. According to the Cohen & Steers 13G, the reporting entity’s ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Cohen & Steers Capital Management, Inc.	1,603,585	—	4,132,895	—

(6)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G/A (the “Morgan Stanley 13G”) filed with the SEC on February 8, 2012 by Morgan Stanley and Morgan Stanley Investment Management Inc.

According to the Morgan Stanley 13G, the securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley.

The principal business office address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The principal business office address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036. According to the Morgan Stanley 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Morgan Stanley	2,063,565	—	2,878,555	—
Morgan Stanley Investment Management Inc.	2,063,565	—	2,878,555	—

(7)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to T. Rowe Price Associates, Inc. (“Price Associates”) is based solely on a Schedule 13G filed with the SEC on February 10, 2012 by T. Rowe Price (“Price Associates 13G”).

The principal business office address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. According to the Price Associates 13G, Price Associates ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

T. Rowe Price Associates, Inc.	485,523	—	2,866,273	—

(8)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to Daiwa Asset Management Co. Ltd. is based solely on a Schedule 13G (the “Daiwa 13G”) filed with the SEC on January 10, 2012 by Daiwa Asset Management Co. Ltd.

The principal business office address of Daiwa Asset Management Co. Ltd. is 10-5 Nihonbashi-Kayabacho, 2-Chrome, Chuo-Ku, Tokyo, Japan 103-0025. According to the Daiwa 13G, the reporting entity’s ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Daiwa Asset Management Co. Ltd.	2,472,946	—	1,341	2,471,605

(9)	The principal business office address of each such person is c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605.
(10)

The Common Shares beneficially owned by Mr. Bernstein in his individual capacity consist of (i) 243,558 OP Units which are immediately exchangeable into a like number of Common Shares and 84 LTIP Units (as hereinafter defined), (ii) 470,471 Common Shares and (iii) 55,900 vested options issued pursuant to the Share Incentive Plans. The amount reflected does not include 349,401 Restricted LTIP Units (as hereinafter defined), none of which will vest in the next 60 days.

(11)

Represents (i) 54,846 LTIP Units (ii) 47,012 Common Shares and (iii) 13,240 vested options issued pursuant to the Share Incentive Plans. The amount reflected does not include 73,372 Restricted LTIP Units, none of which will vest in the next 60 days.

(12)

Represents (i) 34,281 Common Shares, (ii) 35,533 LTIP Units and (iii) 6,389 vested options issued pursuant to the Share Incentive Plans. The amount reflected does not include 50,065 Restricted LTIP Units, none of which will vest in the next 60 days.

(13)

Represents (i) 11,732 Common Shares, (ii) 22,435 LTIP Units and (iii) 5,664 vested options issued pursuant to the Share Incentive Plans. The amount reflected does not include 29,996 Restricted LTIP Units, none of which will vest in the next 60 days.

(14)	Represents 39,605 LTIP Units issued pursuant to the Share Incentive Plans. The amount reflected does not include 32,417 Restricted LTIP Units, none of which will vest in the next 60 days.
(15)

Represents (i) 22,480 Common Shares, (ii) 23,207 LTIP Units and (iii) 3,875 vested options issued pursuant to the Share Incentive Plans. The amount reflected does not include 28,632 Restricted LTIP Units, none of which will vest in the next 60 days.

(16)

Represents 10,000 vested options issued pursuant to the Share Incentive Plans and 15,720 Common Shares. The amount reflected does not include 4,749 Restricted Share Units (as hereinafter defined), none of which will vest in the next 60 days.

(17)

Represents 10,000 vested options issued pursuant to the Share Incentive Plan and 27,396 Common Shares. The amount reflected does not include 8,638 Restricted Share Units, none of which will vest in the next 60 days. Of the Common Shares shown, 27,308 were pledged as security for a loan.

(18)

Represents 8,000 vested options issued pursuant to the Share Incentive Plan and 13,017 Common Shares. The amount reflected does not include 4,749 Restricted Share Units, none of which will vest in the next 60 days.

(19)	Represents 14,104 Common Shares. The amount reflected does not include 8,361 Restricted Share Units, none of which will vest in the next 60 days.
(20)

Represents 9,000 vested options issued pursuant to the Share Incentive Plans and 27,307 Common Shares. The amount reflected does not include 8,402 Restricted Share Units, none of which will vest in the next 60 days.

(21)	See Notes (10) through (20).

COMPENSATION DISCUSSION AND ANALYSIS

Discussed and analyzed below are the Company’s compensation programs for its Named Executive Officers who are included in the Summary Compensation Table on page 35 (collectively, the “Named Executive Officers” or “NEOs”).

The primary goals of the Company’s compensation program involve linking executive pay to Company performance, aligning the interests of management with those of the shareholders and investors and retaining key employees. In 2011, the Company provided a solid total shareholder return (an approximate 14% return), maintained its strong financial condition and balance sheet, and completed acquisition and dispositions of properties that were consistent with the Company’s high-barrier-to-entry/high density market investment strategy.

For the reasons explained further below, the Compensation Committee concluded that the 2011 performance based compensation, together with 2011 base salary levels are well aligned with the Company performance for the year and that the linkage between pay and performance is strong.

I.	Objectives of Acadia Realty Trust’s Executive Compensation Program

The Company’s success depends on developing, motivating and retaining executives who have the skills and expertise to lead a fully integrated, self-managed and self-administered equity REIT. In designing its executive compensation program, the Company seeks to give the Board of Trustees, the shareholders, and the management team a clear understanding of how total compensation is determined. The ultimate goals for all parties involved are fairness, transparency, predictability, retention and performance maximization.

The executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee’s Charter which is available on the Company’s website at www.acadiarealty.com in the “Investors — Corporate Governance” section.

The Compensation Committee’s executive compensation objectives are as follows:

1.	Motivating the Company’s Named Executive Officers to create maximum shareholder value.

2.	Providing incentives to the Company’s Named Executive Officers that reward dedication, hard work and success.

3.	Providing a compensation program that ensures “pay for performance.”

4.	Aligning the interests of the Company’s Named Executive Officers and shareholders as closely as possible.

5.	Aligning the interests of the Company’s Named Executive Officers and the Company’s external fund investors as closely as possible.

6.	Creating the right mix of long-term incentives to motivate and to retain the Company’s Named Executive Officers.

7.	Creating an incentive compensation program that can go beyond the Company’s Named Executive Officers and be utilized throughout the organization.

The following sections describe the components of the Company’s executive compensation program and the process for determining the compensation of the Named Executive Officers. The process includes input from the Chief Executive Officer (“CEO”) (except with respect to his own compensation), the Compensation Committee and the Board of Trustees and an objective review of the Company’s performance, the individual Named Executive Officer’s performance and the individual Named Executive Officer’s unit performance. For a discussion of compensation for the members of the Board of Trustees, see “Board of Trustees Compensation.”

II.	Specific Elements of Acadia Realty Trust’s Executive Compensation Program

The Company’s executive compensation program reflects the Company’s desire to have a compensation structure that has sufficient depth to encourage its management team to meet the short-term and long-term objectives described above (see the discussion under “Objectives of Acadia Realty Trust’s Executive Compensation Program”), but also sufficient clarity to ensure that the Board of Trustees, shareholders and the management team have an understanding of how total compensation is determined. The Company’s executive compensation program’s overall guiding principle of “pay for performance” consists of four main elements:

A.	Base salaries that provide a minimal level of compensation

B.	Discretionary, performance-based incentive compensation

C.	Post-employment severance and change in control payments

D.	Standard employee benefit plans

At the 2011 annual meeting, the Company’s shareholders approved the Company’s executive compensation plan by a vote of approximately 96.7%. The Compensation Committee reviewed the results of that vote and determined that the Company’s shareholders prefer that the Company continue with its current model of executive compensation.

A.	Base Salary

The starting point for the Company’s executive compensation program is an annual base salary. The Compensation Committee recommends to the full Board of Trustees the base salaries for the Named Executive Officers as fixed amounts to provide the minimum amount of compensation that a Named Executive Officer will receive in a given year. Base salaries are reviewed annually and adjusted to reflect market data, individual circumstances, such as promotions, as well as the Company’s performance and existing economic conditions.

The Compensation Committee’s base salary recommendations for the Named Executive Officers are generally made on a discretionary basis from year to year, with the objective of providing a minimal base salary and placing an emphasis on incentive based compensation. Market data provided by FTI Consulting, Inc. (“FTI” or the “Compensation Committee Consultant”) related to the base salaries of the Company’s peer group discussed below (the “Peer Group”) is also used by the Compensation Committee to determine base salary recommendations. The Compensation Committee does not believe narrow quantitative measures or formulas are sufficient for determining the Named Executive Officers’ compensation.

The Compensation Committee engaged FTI as its independent third party consultant to obtain executive compensation information for the Peer Group. The Peer Group compensation information provided by FTI, at the direction of the Compensation Committee, for each executive position included, among other things, base salary, annual cash incentive awards, long-term incentive awards and total compensation at the 25th, 50th, and 75th percentiles and the average. FTI serves only as an advisor to the Compensation Committee by providing data relevant to REIT peers and discussing compensation practices as directed by the Compensation Committee. FTI also reviews proposed recommendations made to the Compensation Committee by management and provides commentary regarding the reasonableness of such pay programs and pay level adjustments. FTI has not been retained to provide any other services to the Company.

B.	Performance Incentive Compensation

The Compensation Committee and the Board of Trustees continue to emphasize long-term performance in the form of Common Shares subject to time-based vesting and, in some instances, performance-based vesting (“Restricted Share Units”), long-term incentive partnership units (“LTIP Units”) that are subject to vesting and, in some instances, performance-based vesting (“Restricted LTIP Units”) and the Long Term Investment Alignment Program (described below). While the Compensation Committee may also use cash to reward performance, it has done so only on a limited basis. Incentive awards reflect the Compensation Committee’s recommendations to the full Board of Trustees as they are based on the Committee’s discretionary assessment of corporate, business unit and individual performance of each Named Executive Officer (with the assistance of the CEO for Named Executive Officers other than himself). The Compensation Committee makes incentive compensation recommendations at its January meeting for subsequent approval by the Board of Trustees, with incentive awards being made in the first quarter of each year for the prior year’s performance.

In keeping with the long-term and highly technical and cyclical nature of the Company’s business, the Compensation Committee places significant emphasis on a long-term approach to executive compensation while balancing the short-term needs of its executives. Incentive awards are discretionary and based on corporate, business unit and individual performance. They are intended to: (i) develop and retain strong management through the inclusion of vesting provisions, (ii) emphasize share ownership, and (iii) create direct alignment with shareholder interests. They may also include certain performance criteria the Compensation Committee deems appropriate and relevant to the Company’s business plan to ensure that management is motivated to focus on sustained Company performance. The Company has historically used Restricted Share Units and options to purchase Common Shares issued under its Share Incentive Plans, principally through its Restricted Share Bonus Program (described below) and Restricted LTIP Units as its primary form of long-term incentive compensation. Because the Company’s long-term incentive program is designed to motivate the Company’s Named Executive Officers, the Company does not consider prior amounts granted in setting future compensation levels.

(1) Long Term Incentive Program Units

In 2007, the Compensation Committee recommended and the Board of Trustees approved a program to issue Restricted LTIP Units to the Named Executive Officers as part of a Restricted LTIP Unit program that granted a choice between Restricted LTIP Units and Restricted Share Units for 2007 and 2008. Restricted LTIP Units are similar to Restricted Share Units but unlike Restricted Share Units, provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units in Acadia Realty Limited Partnership, the Company’s operating partnership. The Restricted LTIP Units are convertible into common partnership units and, ultimately, Common Shares upon vesting. Vesting, which is partially subject to the recipient’s continued employment with the Company through the applicable vesting dates, typically occurs pro rata over five years from the date of grant. In addition, the vesting of a certain portion of the Restricted LTIP Units is contingent upon the Company achieving or exceeding certain thresholds in the year such vesting is scheduled to occur. For vesting of this portion of the Restricted LTIP Units, one of the following must occur: (i) the Company must achieve a 7% or greater increase in funds from operations (“FFO”); (ii) FFO growth must be equal to or greater than the top one-third of the Peer Group, as determined by the Compensation Committee; (iii) the Company must achieve a 10% annual total shareholder return; or (iv) the total annual shareholder return must be equal to or greater than the top one-third of the Peer Group.

(2) Restricted Share Units

Restricted Share Units generally carry many of the rights of unrestricted Common Shares, including deferred dividend rights as described below, but may not be transferred, assigned or pledged until the recipient has a vested, non-forfeitable right to these shares. Vesting, which is partially subject to the recipient’s continued employment with the Company through the applicable vesting dates typically occurs pro rata over five years from the date of grant. In addition, the vesting of a certain portion of the Restricted Share Units is contingent upon the Company’s shareholder return exceeding certain thresholds in the year such vesting is scheduled to occur. For vesting of this portion of the Restricted Share Units, one of the following must occur: (i) the Company must achieve a 7% or greater increase in funds from operations (“FFO”); (ii) FFO growth must be equal to or greater than the top one-third of the Peer Group, as determined by the Compensation Committee; (iii) the Company must achieve a 10% annual total shareholder return; or (iv) the total annual shareholder return must be equal to or greater than the top one-third of the Peer Group. Recipients of Restricted Share Units do not receive dividends on those shares until they vest, at which time they receive a lump sum cash payment in lieu of all accumulated dividends that were paid to holders of our Common Shares during the period from the date of grant of the Restricted Share Units to the date the Restricted Share Units vest.

(3) Share Options

Although the Company has the discretion to award options pursuant to the 2006 Share Incentive Plans, it has not done so in the last five years and has no present intention to do so, which is consistent with industry and marketplace practices that are moving toward Restricted Share Units, Restricted LTIP Units and other incentive based awards or direct ownership based awards.

(4) Long Term Investment Alignment Program

In reviewing overall compensation for the Named Executive Officers, the Company continually seeks methods to enhance its “pay for performance” philosophy. In an effort to further ensure that management’s investment focus remains on the ultimate success of the investment, in 2009, the Compensation Committee recommended, and the full Board approved, the addition of a component of compensation called the Long Term Investment Alignment Program (the “Program”). The Program provides an incentive for high, long-term performance. The Company’s current business model aims to create shareholder value by increasing earnings through the profitable management of joint venture investment funds. As described herein, the Board of Trustees believes this form of compensation greatly benefits the Company’s shareholders.

The Program is designed to accomplish the following:

•	Reward management for true, long-term performance and not simply for making investment decisions without consideration of actual value realized.

•

Motivate management to deliver superior returns to opportunity fund investors, as well as to the Company through its direct investment, through strategic investments and successful liquidation of Acadia Strategic Opportunity Fund III LLC (“Fund III”) and thereby increasing shareholder value.

•	Provide a retention tool for years to come.

•	Further align the interests of management and shareholders and external investors.

The Program is directly tied to the actual performance of Fund III and is designed as follows: The Company is entitled to a profit participation (the “Promote”) of 20% of all cash distributed from Fund III in excess of (i) the return of all invested capital and (ii) the 6% preferred rate of return (i.e., 6% IRR). Under the Program, after the payment of the preferred return and return of all invested capital, the Company may award up to 25% of its Promote to senior executives, or 5% of each dollar distributed by Fund III after the preferred return has been paid to investors. Each individual’s allocation of the 25% of the Promote is subject to time-based, annual vesting over a five year period from the grant date with 10% in years 1 and 2, 20% in years 3 and 4 and 40% in year 5.

If the Fund III investors do not receive a return of all their invested capital and the 6% preferred return, no Promote will be paid to the Company and senior executives will receive no compensation under the Program. There is no interim profit participation on a transaction by transaction basis and thus a greater emphasis is placed on all investments being carefully selected and managed for the long term. The Program increases the alignment between senior executives and the Fund III investors. Additionally, it should be noted that the Company is a significant Fund III investor, with a 20% investment. The long term success of Fund III benefits the Company, and thus shareholders, through both its capital investment and the Promote.

In 2009, 2010, 2011 and 2012, the awards listed below, as a percentage of the potential Promote, were made as a result of the recommendation of the Compensation Committee and approval by the Board of Trustees. In the future, the Compensation Committee and the Board of Trustees may or may not recommend or approve awards to executive officers of additional allocations up to the permitted 25%.

Name	2009 Award Percentage	2010 Award Percentage	2011 Award Percentage	2012 Award Percentage	Total Percentage

Kenneth F. Bernstein	6.2500%	0.6250%	0.8350%	0.8350%	8.5450%
Michael Nelsen	0.7500%	0.1250%	0.1300%	0.1350%	1.1400%
Joel Braun	2.5000%	0.3125%	0.4000%	0.4000%	3.6125%
Robert Masters	0.7500%	0.1250%	0.1350%	0.1350%	1.1450%
Christopher Conlon	0.2500%	0.5475%	0.5475%	0.5475%	1.8925%

Total	10.5000%	1.7350%	2.0475%	2.0525%	16.3350	%(1)

Notes:

(1)

The total percentage of the Promote allocated may not be directly correlated with the amount of Fund III invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in Fund III and to ensure that diligent efforts will be made to achieve stabilization of those assets.

As of March 31, 2012, the Company has determined that the awards granted under the program currently have no value.

The awards shown in the table above are reflective of each Named Executive Officer’s role in connection with investments made in Fund III.

Mr. Bernstein was granted 6.2500% of the Promote in 2009, 0.6250% in 2010 and 0.8350% in both 2011 and 2012. As Chief Executive Officer of the Company, Mr. Bernstein is the ultimate decision maker on what investments, if any, Fund III will make. He also sources many of the transactions that become investments through his many contacts in the real estate business. His acumen in investing is one of the reasons behind the Company’s success and the independent members of the Board of Trustees believe it is appropriate that he be given the largest grant.

Mr. Braun was granted 2.500% of the Promote in 2009, 0.3125% in 2010 and 0.4000% in both 2011 and 2012. Mr. Braun is the Chief Investment Officer of the Company, specifically charged with running the acquisitions group at the Company, sourcing investments to be reviewed, heading up the due diligence efforts, coordinating the efforts of the Company’s team, investigating the asset, being responsible for the investment book describing the asset for approval by the Fund III investors as well as the Company’s Capital

Markets and Investments Committee of the Board of Trustees, and negotiating the purchase with the seller. As a result of the critical role Mr. Braun plays in acquiring assets for Fund III, the Board of Trustees granted him an allocation which it believes reflects his contribution to Fund III’s success.

Mr. Conlon was granted 0.2500% of the Promote in 2009 and 0.5475% in each of 2010, 2011 and 2012. Mr. Conlon, in addition to holding the title of Executive Vice President, Chief Operating Officer, supports the acquisition process for Fund III. Part of the acquisition process involves Mr. Conlon using his expertise to evaluate existing tenants of an asset, the store profitability of the tenants and reviewing and determining the likelihood of replacing tenants at lower, the same or higher rents. In addition, Mr. Conlon’s contacts and informal discussions with tenants can shed light on the viability of a location. Finally, Mr. Conlon’s role as head of Development is a crucial part of Fund III’s development strategy. As a result of the critical role Mr. Conlon plays in the long term planning and design of Fund III, the Board of Trustees granted him an allocation which it believes reflects his contribution to Fund III’s success.

Messrs. Nelsen and Masters were granted equal allocations of 0.75% in 2009 and 0.125% in 2010. In 2011, Messrs. Nelsen and Masters were granted allocations of 0.1300% and 0.1350%, respectively. In 2012, Messrs. Nelsen and Masters were granted equal allocations of 0.1350%. These allocations reflect their respective roles in managing both the acquisition process for Fund III, but equally importantly their ongoing role in developing, managing, financing and stabilizing the acquired assets. Although each of them has a role in the all important acquisition process, their roles are subordinate to those of Messrs. Bernstein, Braun and Conlon. Their responsibilities do extend beyond the acquisition phase and continue until the assets are sold. Thus, the Board of Trustees concluded that allocations for Messrs. Nelsen, and Masters that were smaller than those given to Messrs. Bernstein, Braun and Conlon were appropriate.

C.	Post-employment Severance and Change in Control Payments; Recoupment of Awards

The Company offers post-employment severance and change in control payments to its Named Executive Officers based on the circumstances of termination. See EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS - Upon a Change in Control and Termination for the definition of “Change in Control”. The Company includes severance and Change in Control payments as an element of its executive compensation structure to support the compensation elements described above. However, the Company’s severance and Change in Control payment structure also serves an important retention function by providing for forfeiture of awards in appropriate circumstances, such as in the event of a voluntary termination.

D.	Standard Employee Benefit Plans

The Company provides a variety of medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a contributory 401(k) savings plan to employees of the Company (the “401(k) Plan”), which provides for matching contributions of 50% up to the first 6% of the participant’s base salary contributed to the 401K (k) Plan. The All Other Compensation Table summarizes the matching contributions that the Company made to the Named Executive Officers under the 401(k) Plan for the fiscal years ended December 31, 2011, 2010 and 2009. In addition, due to the nature of the travel obligations of the Named Executive Officers, including visiting current and potential properties, the Company provides automobile allowances for its Named Executive Officers. The costs of these benefits constitute only a small percentage of each of the Company’s Named Executive Officer’s total compensation.

In 2003, the Company instituted the Acadia Realty Trust Employee Share Purchase Plan (the “Share Purchase Plan”). The Share Purchase Plan allows eligible employees of the Company to purchase, through payroll deductions, Common Shares in the Company at a 15% discount to the closing price of the Company’s Common Shares on either the first day or the last day of the quarter, whichever is lower. The Share Purchase Plan is designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The Company has reserved 100,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code of 1986, as amended, which allows an employee to defer recognition of taxes when purchasing Common Shares under such a plan. During 2011, 2010 and 2009, 4,886, 6,184 and 8,744 Common Shares, respectively, were purchased by employees under the Share Purchase Plan. As of the date hereof, no Named Executive Officer participates in the Share Purchase Plan.

E.	Deferred Compensation

Pursuant to the Company’s 2006 Deferred Compensation Plan, as detailed in the section, entitled, “Board of Trustees Compensation” below, the Named Executive Officers may elect to defer receipt of any portion of their annual compensation. To date, no Named Executive Officer has elected to defer his compensation.

III.	Method for Determining Executive Compensation

In evaluating executive compensation, the Compensation Committee considers an annual report and recommendations from the Company’s CEO for the Company’s Named Executive Officers and other senior officers (excluding the CEO himself). In addition, the Compensation Committee Consultant advises the Compensation Committee on executive compensation. The Compensation Committee is responsible for recommending the CEO’s compensation to the independent Trustees. The CEO does not participate in approving his own compensation. The Compensation Committee continually focuses on attaining the right balance between company size, complexity of the business model and performance, and considers Peer Group data provided by Compensation Committee Consultant and surveys with respect to other publicly-traded REITs of comparable size to the Company (see below for further information). The Compensation Committee uses the Peer Group data to compare the companies’ executive compensation programs as a whole and the total compensation of individual executives. The Compensation Committee does not identify a particular level of competitiveness with other companies, but tries to attain a range and a target of compensation for each position that is competitive in the marketplace.

The Company’s size can impact management’s scope of responsibility and, thus, should be a component of the compensation analysis, but absolute and relative performance is also a critical component, as well as the sophisticated nature of the Company’s business. The Compensation Committee also takes into account the complicated fund structure and the value-added nature of the Company’s business when comparing executive compensation with companies of similar market capitalization but with less of a growth and redevelopment focus.

IV.	How the Elements of Executive Compensation Interact and Affect Each Other

The Company believes the four main elements of its executive compensation structure – base salaries that provide a minimal level of compensation, performance incentive compensation, post-employment severance and Change in Control payments and standard employee benefits – are well aligned with the Company’s seven overall executive compensation objectives listed above under “Objectives of Acadia Realty Trust’s Executive Compensation Program.” The Company believes that a well-proportioned mix of reliable compensation in the form of a base salary with compensation intended to provide incentives and rewards for dedication, hard work, and success in the form of performance incentive compensation will produce a high level of performance for the Company and will promote the Company’s “pay for performance” philosophy.

Overall, the Company’s Compensation Committee has endeavored to structure the total compensation of the Company’s Named Executive Officers in a manner that is competitive in the REIT industry, while emphasizing performance-based compensation more heavily than base salaries. In this way, the Company’s Named Executive Officers receive compensation that is as closely aligned as feasible with the interests of the Company’s shareholders. Further, the Company’s executive compensation structure advances the Company’s overall objectives by (i) maximizing retention, (ii) increasing motivation and (iii) aligning the Named Executive Officer with overall shareholder interests.

V.	Benchmarking
In 2011, the Compensation Committee Consultant prepared a Peer Group analysis to determine the range of base salary, annual cash bonus and long-term compensation awards paid to executives in similar positions to the Company. The Peer Group constituents were determined based on several factors, including historical Peer Group companies, equity market capitalization, industry sector, business model and geographic location. The composition of the Peer Group may change from year to year based on market developments and merger and acquisition activity, among other factors. In 2011, the Peer Group was updated to remove Camden Property Trust, Capital Trust, Inc., DCT Industrial Trust, Inc. and Prologis as a result of no longer being a market comparable in terms of company size and executive team members. The Peer Group was subsequently expanded to include Excel Trust, Inc., Realty Income Corporation and Retail Opportunity Investments Corp. that serve as comparables in terms of company size and executive team members. The Peer Group analysis was based on information disclosed in 2011 proxy statements, which reported fiscal year 2010 compensation and is the most recent publicly available data. The Peer Group data is used as a tool to ensure that the Company’s compensation philosophy is consistent with current market practices and there is an appropriate link between performance and pay. Additionally, the Compensation Committee Consultant reviewed compensation structures and anticipated year over year adjustments in the private real estate environment but did not consider actual compensation levels.

Compensation of the Named Executive Officers was not directly tied into specific levels of compensation of the Company’s Peer Group. The Compensation Committee and the Board consider the competitive information provided to it by the Compensation Committee Consultant. Based on the compensation review completed in 2011, which included actual 2010 compensation of the Company’s Peer Group, Messrs. Nelsen and Conlon’s annual compensation was below the 50th percentile. Messrs. Bernstein and Braun’s annual compensation was very slightly above that 50th percentile. With respect to Mr. Masters, the Compensation Committee Consultant indicated that the competitive information provided for general counsels does not change significantly from year to year and therefore it is not done on an annual basis. As reported in the 2011 Proxy Statement, Mr. Masters’ annual compensation was below the 50th percentile.

2011 Peer Group. Listed below are the 16 publicly-traded REITs in the 2011 Peer Group, with equity market capitalizations ranging from approximately $290 million to $6.6 billion with a median equity market capitalization of approximately $2.7 billion as compared to the Company’s equity market capitalization of approximately $858 million as of December 31, 2011. Additionally, the 2011 Peer Group had median total assets under management of approximately $3.3 billion, as compared to the Company’s total assets of approximately $1.7 billion. The Peer Group generally includes shopping center REITs but also includes select retail REITs, including regional malls, freestanding and diversified.

CBL and Associates Properties, Inc.
Cedar Shopping Centers, Inc.
DDR Corp.
Equity One, Inc.
Excel Trust, Inc.
Federal Realty Investment Trust
Kimco Realty Corporation
National Retail Properties, Inc.
Pennsylvania Real Estate Investment Trust
Ramco-Gershenson Properties
Realty Income Corporation
Regency Centers Corporation
Retail Opportunity Investments Corp.
Tanger Factory Outlet Centers, Inc.
Weingarten Realty Investors
W.P. Carey & Co. LLC

VI.	Timing of Equity Grants and Share Ownership Policy

The Company does not in any way time its share awards to the release of material non-public information. The CEO meets with the Compensation Committee in January or February of each year and recommends the share awards for the Named Executive Officers other than himself to be granted for the prior year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in the first quarter of the current year. There is no consequence for selling vested shares but the Company does encourage Named Executive Officers and Trustees to hold and has approved guidelines for ownership for Named Executive Officers and Trustees.

The Board of Trustees has instituted a share ownership policy (“SOP”), containing guidelines for Named Executive Officers and Trustees to own at all times a certain level of the Company’s Common Shares (which includes LTIP Units as well). This policy further aligns Named Executive Officers and Trustees’ interests with those of shareholders. The SOP has the additional purpose of helping the Company’s Named Executive Officers build wealth that they may use as a source of supplemental retirement income. Although not mandatory, the recommended targets are as follows:

•	Ten times salary plus cash bonus for the Chief Executive Officer
•	Four times salary plus cash bonus for the Chief Investment Officer
•	Three times salary plus cash bonus for other Named Executive Officers
•	Three times total annual fees for non-employee Trustees

As of the date hereof, all Named Executive Officers, including the CEO, met the recommended targets.

The other provisions of the policy are:

•	Common Shares, Restricted Share Units, LTIP Units, Restricted LTIP Units and OP Units count toward the standard. Options do not count toward the standard.

•	Newly Named Executive Officers and Trustees have five years to reach the standard that applies to them.

•	Named Executive Officers and Trustees are encouraged to achieve and maintain the target level of ownership until they leave the Company or Board, as applicable.

•

The policy constitutes a set of guidelines. As such, it does not set forth any penalties for non-compliance. The treatment of non-compliance is left to the discretion of the Board, in collaboration with the CEO and the Compensation Committee.

VII.	Impact of Accounting and Tax Treatment

Accounting Treatment

The Company expenses the cost of share-based compensation, including Restricted Share Units and Restricted LTIP Units, in its financial statements in accordance with Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”).

Tax Treatment

The Compensation Committee has reviewed the Company’s compensation policies in light of Section 162(m) of the Internal Revenue Code, as amended, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation is not subject to that limit), and determined that the compensation levels of the Company’s CEO and CIO (but no other Named Executive Officers) could be affected by such provisions. The Compensation Committee intends to continue to review the application of Section 162(m) to the Company with respect to any future compensation programs considered by the Company. In view of its overall executive compensation structure, the Compensation Committee has determined that it is appropriate for the CEO and CIO to have the potential to receive compensation that is not deductible under Section 162(m).

VIII.	Relationship of Compensation Policies and Practices to Risk Management

The Compensation Committee has considered the risks arising from the Company’s compensation policies and practices for its employees, and does not believe those risks are reasonably likely to have a material adverse effect on the Company.

IX.	Specific 2011 Decisions and 2012 Changes

Salary

Working with market data supplied by FTI, the Compensation Committee reviewed the base salaries of the Named Executive Officers for 2011 and 2012. Consistent with the Company’s philosophy to offer competitive salaries to its key executives and Mr. Bernstein’s solid performance in 2011, the Compensation Committee recommended and the Board of Trustees determined that Mr. Bernstein’s annual salary will increase to $500,000 for 2012. In addition, in order to keep base salaries competitive with those of its competitors, the Compensation Committee recommended and the Board of Trustees determined that the 2012 base salaries of the Named Executive Officers will increase as follows:

	Base Salary

Name	2011 Base Salary	2012 Base Salary	Percentage Increase Over 2011

Kenneth F. Bernstein	$476,100	$500,000	5.0%
Michael Nelsen	243,000	250,500	3.0%
Joel Braun	318,300	327,800	3.0%
Robert Masters	249,300	256,800	3.0%
Christopher Conlon	275,000	283,300	3.0%

Performance and Time-Based Incentive Awards

The compensation process began with the creation of a bonus pool for Named Executive Officers (and other Senior Vice Presidents). The Board of Trustees, after consultation with the Compensation Committee, FTI and management, determined that the pool for 2011 would be approximately $4.6 million for target performance. If the performance exceeded the target, the pool would increase to approximately $5.5 million for outperformance and if the performance did not meet the target, the pool would decrease to approximately $3.7 million for threshold performance. If the performance met minimal performance, there would be no bonus pool.

Bonus allocations for individual Named Executive Officers are based upon two separate categories of metrics: Company performance (70% of the overall determination) and individual/business unit performance (30% of the overall determination). The Board of Trustees, after consultation with the Compensation Committee, FTI and management, established the 2011 Company performance hurdles presented below. The percentages appearing in the bonus allocation column below represent the percentage of total bonus allocated to that particular Company performance category.

A. Company Performance Metrics

Objective Metrics

The objective metrics chosen for determining Company performance and the actual Company results are as follows:

Objective Measurement	Bonus Allocation	Minimal	Threshold	Target	Outperform	Actual 2011 Results	Bonus Level Achieved

Funds From Operations (“FFO”) Growth (1):	10%
Absolute $0.94 - $1.05		$0.94 – $0.9675	$0.9675 – $0.9950	$0.9950 – $1.0225	$1.0225 +	$0.97 (AKR)	Threshold
Relative vs. peer group		0% - 24%	25% - 49%	50% - 74%	75% - 100%	N/A(3)
Net Operating Income (“NOI”) Growth (Same Store) (2):	10%
Absolute -1% to +1%		-1 – -.5	-.5 – 0	0 – .5	.5 +	0.0% (AKR)	Target
Relative vs. peer group		0% - 24%	25% - 49%	50% - 74%	75% - 100%	N/A(3)
Total Shareholder Return:	20%
Absolute		0% - 1.4%	1.5% - 2.5%	2.6% - 7.5%	7.5% +	14.4% (AKR)	Outperform
Relative vs. peer group		Bottom 24%	25% - 49%	50% - 74%	75% +	N/A(3)

(1) See table below for a reconciliation of Net Income (GAAP) to FFO.

(2) NOI excludes various items included in operating income (GAAP) that are not indicative of the operating performance of a store. NOI is calculated by starting with operating income and (i) adding back general and administrative, depreciation and amortization, abandonment of project costs, reserve for notes receivable; and (ii) deducting management fee income; interest income; other income; lease termination income; and straight line rent and other adjustments.

(3) Criteria are met if one of the two performance standards for each measurement is achieved. “Relative” performance of peers was not applicable as the Company met the “Absolute” standards.

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS	For the Year Ended December 31, 2011

(dollars in thousands, except per share data)
Net income attributable to Common Shareholders	$51,555
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests’ share):
Consolidated affiliates	18,274
Unconsolidated affiliates	1,549
Income attributable to noncontrolling interests’ in Operating Partnership	635
Gain on sale of properties (net of noncontrolling interests’ share)
Consolidated affiliates	(31,716)
Distributions – Preferred OP Units	18

Funds from operations	$40,315

Funds from operations per share – Diluted
Weighted average Common Shares and OP Units	41,467

Funds from operations, per share	$0.97

Subjective Metrics

The other measure of Company performance is subjective and includes the following aspects of executing the Company’s strategic plan (represents 30% of bonus allocation):

•	Maintain a high-quality core portfolio of retail assets
•	Maintain a healthy balance sheet with strong liquidity
•	Maintain a disciplined growth strategy that enables opportunistic investing

With regard to the subjective Company metrics, the Compensation Committee and the full Board of Trustees evaluated the Company’s performance with respect thereto to determine if it performed at a minimal, threshold, target or outperform level. The Compensation Committee and the full Board of Trustees agreed that the Company’s performance on the subjective metrics met the “Outperform” level based on the following:

•	Same store net operating income increase of 12 basis points, which is the mid-point of 2011 budgeted NOI
•	Including square footage leased, but not yet occupied, solid occupancy of the core portfolio of 92.7%
•	Balance sheet liquidity of $126 million including cash of $63 million and availability under lines of credit of $63 million
•	Debt to market capitalization of 31.4%
•	Fixed-charge coverage of 3.0:1
•	100% fixed rate debt on the Company’s core portfolio at an average rate of 6.1%
•	Including the Company’s share of Fund debt 82% is fixed at average rate of 5.5%
•	The Company acquired 21 new properties in 2011

Individual/Business Unit Performance Metrics

With regard to the individual/business unit performance metrics, each Named Executive Officer had four goals which were established at the beginning of the year. These goals were different for each Named Executive Officer based on the different Company disciplines for which each of the Named Executive Officers was responsible and, while some could be objectively measured, overall they were more subjective in nature than the Company performance metrics. For example, some of the objective measures were as follows:

•	Chief Financial Officer – maintain floating rate to fixed rate debt ratio of no more than 10%
•	Chief Investment Officer – invest opportunity fund (the “Funds”) dollars within the Funds’ investment period
•	General Counsel - achieve reimbursement of $1.6 million for the legal department’s work for the Funds and joint ventures
•	Executive Vice President, Chief Operating Officer - maintain rental rates within 5% of budget

With respect to the subjective measures, each of the Named Executive Officers (other than the CEO) was judged on whether there was strong leadership of their departments. Other examples of the more subjective measures were as follows:

•	Chief Executive Officer – ensuring the Company’s long-term financial stability by raising new sources of capital and by preserving and expanding the Company’s liquidity position
•	Chief Executive Officer – stewardship at the top of the organization and success in interfacing with major institutional investors and joint venture partners
•	Chief Financial Officer – maximize operating cash flow to maintain cash balances sufficient to fund growth opportunities as they arise
•	Chief Investment Officer – manage acquisition deal flow and dispositions, as well as other investments
•	General Counsel –interface with joint venture partners; provide support in structuring investments; and maintain law firm quality work
•	Executive Vice President, Chief Operating Officer – restructure the leasing department to more efficiently manage the Company’s leasing objectives

With regard to the subjective individual/business unit metrics, the Compensation Committee and the full Board of Trustees evaluated the Named Executive Officer’s performance with respect thereto to determine if they performed at a minimal, threshold, target or outperform level. The Compensation Committee and the full Board of Trustees agreed that the majority of the Named Executive Officer’s performance met the “Target” level for the four individual measures.

Overall Allocation

Bonus Pool

Based on the results of the above, the 2011 bonus pool was set at the target level, $4.6 million (not including rounding and the effect of using ASC Topic 718 as disclosed in Footnote 2 of the following table). The Compensation Committee, in consultation with FTI, recommended and the full Board of Trustees concurred that, based on its evaluation of each of the Named Executive Officer’s contribution to attaining the corporate goals and to the performance of the Company, assigned the following allocation of the pool:

•	Chief Executive Officer – 43.60%
•	Chief Financial Officer – 6.45%
•	Chief Investment Officer – 14.15%
•	General Counsel – 6.45%
•	Executive Vice President, Chief Operating Officer – 7.41%

On March 15, 2012, the Board of Trustees approved a cash bonus, 2011 long-term incentive awards, elective LTIP Unit awards and additional retention awards as follows:

			2011 Long-term Incentive Awards (3)		Elective LTIP Unit Award (1) (3)	Elective LTIP Unit Award (2) (4) Premium Portion	Additional Award (3)

Name	Cash Bonus		Time- Based	Performance- Based	Time-Based	Time-Based	Time-Based

Kenneth F. Bernstein	(1)		$448,540	$448,540	$1,345,597	$448,518	$—
Michael Nelsen	(1)		66,240	66,240	197,774	65,932	382,300	(5)
Joel Braun	$213,500	(2)	160,051	160,029	194,698	64,899	30,582	(6)
Robert Masters	(1)		68,810	68,788	205,947	68,634	—
Christopher Conlon	111,500	(2)	75,950	75,950	113,673	37,876	—

Footnotes:

(1)	NEO converted cash bonus to elective LTIP Units. Reference is made to Footnote (4) below.
(2)	NEO converted 50% of the cash bonus to elective LTIP Units. Reference is made to Footnote (4) below.
(3)

Calculated in accordance with ASC Topic 718. The valuation of the awards detailed above is based on the Company’s closing Common Share price of $21.97 on the day preceding the Grant Date. Reference is made to Footnote 1 of the Summary Compensation Table for a discussion of ASC Topic 718.

(4)	The number of LTIP Units granted in connection with this portion of the elective LTIP Unit award were at a 25% discount as discussed below.

(5)

Mr. Nelsen was also awarded $375,000 of Restricted LTIP Units as an additional bonus by the Board. The time-based award vests over five years with 20% vesting on each anniversary of the Grant Date. The bonus was awarded to Mr. Nelsen for his help in making certain that the leadership transition in the Company’s accounting discipline went through effortlessly.

(6)

Mr. Braun was also awarded $30,000 of Restricted LTIP Units as an additional bonus by the Board for his accomplishments with Acadia’s core growth initiative. The time-based award vests over five years with 20% vesting on each anniversary of the Grant Date.

In recommending these awards to the Board, the Compensation Committee considered all the factors detailed above. The Compensation Committee also considered compensation studies provided by FTI and surveys with respect to other comparable publicly-traded real estate investment trusts regarding executive compensation and performance benchmarks.

2011 long-term incentive awards and elective LTIP Unit awards to executives

The total 2011 long-term incentive awards and elective LTIP Unit awards approved by the Board to certain executive officers were allocated 82% as time-based awards and 18% as performance-based awards. These time-based and performance-based awards consist of non-vested Restricted LTIP Units for which the number was determined based on the trailing 20-day average price of the Company’s Common Shares from the date of grant of $21.55. The Restricted LTIP Units will vest in five equal annual installments commencing on January 6, 2013 provided that the executive continues to be employed by the Company through the applicable vesting date. The performance-based portion of the Restricted LTIP Unit awards will also be subject to the Company achieving certain annual and cumulative benchmarks established by the Board. Long-term incentive awards are intended to develop and retain strong management through share ownership and incentive awards that recognize future performance. These ownership opportunities and awards also provide a retention benefit by vesting over future periods.

In addition to their base salaries and long-term incentive awards, certain executive officers of the Company received elective LTIP Unit awards in place of annual cash bonuses that were determined based upon the Compensation Committee’s evaluation of both the overall performance of the Company and their individual performance as detailed above. These elective LTIP Units are time-based and vest in the same manner as described above. The number of Restricted LTIP Units granted in connection with this elective LTIP Unit award were at a 25% discount to the trailing 20-day average price of the Company’s Common Shares.

SUMMARY COMPENSATION TABLE

The following table lists the annual compensation for the fiscal years 2011, 2010 and 2009 awarded to the Named Executive Officers.

For information relating to the elements of compensation discussed in the Summary Compensation Table, please refer the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($) (5)

Kenneth F. Bernstein	2011	$476,100	$1,201,887	(2)	$3,205,040	$—	—	—	$46,856	$4,929,883
Chief Executive Officer	2010	$460,000	$1,182,209	(2)	$886,657	$—	—	—	$41,801	$2,570,667
and President	2009	$460,000	$—		$728,608	$—	—	—	$37,495	$1,226,103
(Principal Executive Officer)

Michael Nelsen	2011	$243,000	$177,291	(2)	$177,273	$—	—	—	$41,855	$639,419
Chief Financial	2010	$235,000	$56,213	(2)	$140,549	$—	—	—	$40,477	$472,239
Officer and Senior Vice	2009	$235,000	$94,150		$113,462	$—	—	—	$40,555	$483,167
President (6)
(Principal Financial Officer)

Joel Braun	2011	$318,300	$603,113	(3)	$390,282	$—	—	—	$83,419	$1,395,114
Chief Investment Officer and	2010	$307,500	$211,434	(2)	$317,151	$—	—	—	$74,353	$910,438
Executive Vice President	2009	$307,500	$151,750		$258,987	$—	—	—	$66,417	$784,654

Christopher Conlon	2011	$275,000	$111,500		$1,137,789	$—	—	—	$30,765	$1,555,054
Chief Operating Officer and	2010	$225,000	$204,000		$114,835	$—	—	—	$30,465	$574,300
Executive Vice President	2009	$225,000	$157,000		$108,523	$—	—	—	$32,095	$522,618

Robert Masters	2011	$249,300	$178,284	(2)	$177,616	$—	—	—	$38,628	$643,828
Senior Vice President,	2010	$240,875	$187,393	(2)	$532,416	$—	—	—	$37,844	$998,528
General Counsel, Chief	2009	$240,875	$—		$113,462	$—	—	—	$38,539	$392,876
Compliance Officer and Secretary

SUMMARY COMPENSATION TABLE (continued)

Footnotes:

(1)

Pursuant to SEC rules, the amounts disclosed in these columns reflect the grant date fair value of each Restricted Share and Restricted LTIP Unit award calculated in accordance with ASC Topic 718. The Grant Date fair values of performance-based awards were calculated based on the maximum outcome of performance at the time of the grant. The values were calculated using the Common Share price at date of grant times the number of Restricted Share Units and Restricted LTIP Units awarded. For further information as to the Company’s Restricted Share and Restricted LTIP Unit awards issued to employees, see Note 15 (Share Incentive Plan) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 28, 2012.

(2)	Cash bonus was received in the form of Restricted LTIP Units.

(3)	Mr. Braun received $389,613 of his cash bonus in the form of Restricted LTIP Units.

(4)	Detail reflected in the All Other Compensation Table.

(5)	Actual total compensation earned by the Named Executive Officers, after giving effect to share and option awards in the year they were earned rather than in the year they were granted were as follows:

	2011	2010	2009

Mr. Bernstein	$3,214,151	$4,908,728	$2,566,360
Mr. Nelsen	$1,063,341	$630,041	$566,467
Mr. Braun	$1,225,478	$1,161,748	$1,054,252
Mr. Masters	$700,107	$634,619	$999,223
Mr. Conlon	$720,714	$1,597,264	$528,930

(6)	Mr. Nelsen stepped down from his position as Chief Financial Officer as of January 1, 2012.

ALL OTHER COMPENSATION TABLE

	Kenneth F. Bernstein			Michael Nelsen			Joel Braun

	2011	2010	2009	2011	2010	2009	2011	2010	2009

Perquisites and other personal benefits, unless the aggregate amount is less than $10,000 (1)	$12,741	$12,624	$13,457	$27,000	$27,000	$28,500	$27,000	$27,000	$28,500

Annual Company contributions or allocations to vested and unvested defined contribution plans(2)	7,350	7,350	7,350	7,350	7,350	7,350	7,350	7,350	7,350

The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the Named Executive Officer	90	90	90	90	90	90	90	90	90

The dollar value of any dividends or other earnings paid on stock or option awards when the dividends or earnings were not factored into the grant date fair value (3)	26,675	21,737	16,598	7,415	6,037	4,615	48,979	39,913	30,477

Total Other Compensation	$46,856	$41,801	$37,495	$41,855	$40,477	$40,555	$83,419	$74,353	$66,417

ALL OTHER COMPENSATION TABLE (continued)

	Christopher Conlon			Robert Masters

	2011	2010	2009	2011	2010	2009

Perquisites and other personal benefits, unless the aggregate amount is less than $10,000 (1)	$27,000	$27,000	$28,500	$27,000	$27,000	$28,500

Annual Company contributions or allocations to vested and unvested defined contribution plans(2)	3,675	3,375	3,505	7,350	7,350	7,350

The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the Named Executive Officer	90	90	90	90	90	90

The dollar value of any dividends or other earnings paid on stock or option awards when the dividends or earnings were not factored into the grant date fair value (3)	—	—	—	4,188	3,404	2,599

Total Other Compensation	$30,765	$30,465	$32,095	$38,628	$37,844	$38,539

Footnotes:

(1)	Represents automobile allowances.

(2)	Represents contributions made by the Company to the account of the Named Executive Officer under a 401 (k) Plan.

(3)

The amounts include cumulative dividends on unvested Restricted Share Units which were paid to all Named Executive Officer’s upon the vesting of those Restricted Share Units in January 2011, 2010 and 2009, respectively.

GRANTS OF PLAN-BASED AWARDS

Pursuant to the Company’s Incentive Plans, the Company granted annual bonus unit awards and long-term incentive awards to the Named Executive Officers on March 3, 2011. The annual bonus unit awards consisted of time-based non-vested Restricted LTIP Units. The total long-term incentive awards consisted of non-vested Restricted LTIP Units which were allocated 50% as time-based awards and 50% as performance-based awards. For the 50% performance-based award, one of the following must occur: (i) the Company must achieve a 7% or greater increase in funds from operation (“FFO”); (ii) FFO growth must be equal to or greater than the top one-third of the Peer Group, as determined by the Compensation Committee; (iii) the Company must achieve a 10% annual total shareholder return; or (iv) the total annual shareholder return must be equal to or greater than the top one-third of the Peer Group.

The following table provides a summary of all grants awarded to the Named Executive Officers during 2011:

											Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

								All Other Stock Awards:
		Estimated Future Payouts Under Performance-Based Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards			Number Of Shares Stock or		Number of Securities Underlying
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (4)	Maximum (#)	Units (#) (5)		Options (#)	($/Sh)	($/Sh) (6)

Kenneth F. Bernstein	3/3/2011	—	—	—	—	20,997	—	20,998	(1)	—	—	$801,265
	3/3/2011	—	—	—	—	—	—	83,989	(1)	—	—	1,602,510
	3/3/2011	—	—	—	—	—	—	104,987	(2)			2,003,152

						20,997		209,974				$4,406,927

Michael Nelsen	3/3/2011	—	—	—	—	3,097	—	3,097	(1)	—	—	$118,182
	3/3/2011	—	—	—	—	—	—	12,389	(1)	—	—	236,382

						3,097		15,486				$354,564

Joel Braun	3/3/2011	—	—	—	—	6,824	—	6,824	(1)	—	—	$260,404
	3/3/2011	—	—	—	—	—	—	27,227	(1)	—	—	519,491

						6,824		34,051				$779,895

Christopher Conlon	3/3/2011	—	—	—	—	3,570	—	3,570	(1)	—	—	$136,231
	3/3/2011	—	—	—	—	—	—	52,493	(3)	—	—	1,001,558

						3,570		56,063				$1,137,789

Robert Masters	3/3/2011	—	—	—	—	3,097	—	3,097	(1)	—	—	$118,182
	3/3/2011	—	—	—	—	—	—	12,459	(1)	—	—	237,718

						3,097		15,556				$355,900

Footnotes:
(1)

The Restricted LTIP Units vest over 5 years with 20% vesting on each anniversary of the Grant Date. The holders of these Restricted LTIP Units are entitled to receive distributions in an amount equal to the per share dividend paid to holders of Common Shares.

(2)

The Restricted LTIP Units vest as follows: 5,250 on January 6, 2012, (the “First Vesting Date”) and on the 1st, 2nd and 3rd anniversaries of the First Vesting Date and 83,987 on the 4th anniversary of the First Vesting Date.

(3)

The Restricted LTIP Units vest as follows: (i) 5,249 on September 1, 2011; (ii) 5,249 on January 6, 2012; (iii) 23,622 on September 1, 2011, the date of Mr. Conlon’s relocation of his primary residence to Westchester County, NY, and (iv) the remaining 18,373 on January 6, 2016.

(4)	Represents the performance-based portion of the 2010 awards.
(5)	Represents the time-based portion of the 2010 awards.
(6)

Calculated in accordance with ASC Topic 718. The Grant Date fair values of performance-based awards were calculated based on the probable outcome of performance at the time of the grant. The values were calculated using the Common Share price at grant times the number of Restricted LTIP Units awarded. The per share fair value of each grant was $19.08.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1) (8)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1) (9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (9)

Kenneth F. Bernstein	1/3/2005	19,866	—	—	$16.35	1/2/2015	—		$—	—	$—
	1/6/2006	36,034	—	—	$20.65	1/5/2016	—		—	—	—
	1/31/2008	—	—	—			22,704	(3)	457,259	—	—
	1/31/2008	—	—	—			15,721	(3)	316,621	15,721	316,621
	3/5/2009	—	—	—			21,201	(5)	426,988	21,201	426,988
	3/1/2010	—	—	—			56,532	(6)	1,138,554	—	—
	3/1/2010	—	—	—			21,200	(6)	426,968	21,200	426,968
	3/3/2011	—	—	—			83,989	(7)	1,691,538	—	—
	3/3/2011	—	—	—			20,998	(7)	422,900	20,997	422,880
	3/3/2011	—	—	—			104,987	(7)	2,114,438	—	—

Total		55,900	—	—			347,332		$6,995,266	79,119	$1,593,457

Michael Nelsen	1/3/2005	3,179	—	—	$16.35	1/2/2015	—		$—	—	$—
	1/6/2006	2,485	—	—	$20.65	1/5/2016	—		—	—	—
	1/31/2008	—	—	—			1,071	(4)	21,570	—	—
	1/31/2008	—	—	—			1,910	(4)	38,467	1,909	38,447
	3/5/2009	—	—	—			3,301	(5)	66,482	3,302	66,502
	3/1/2010	—	—	—			2,688	(6)	54,136	—	—
	3/1/2010	—	—	—			3,361	(6)	67,691	3,360	67,670
	3/3/2011	—	—	—			12,389	(7)	249,514	—	—
	3/3/2011	—	—	—			3,097	(7)	62,374	3,097	62,374

		5,664	—	—			27,817		$560,234	11,668	$234,993

Joel Braun	1/3/2005	7,152	—	—	$16.35	1/2/2015	—		$—	—	$—
	1/6/2006	6,088	—	—	$20.65	1/5/2016	—		—	—	—
	1/15/2007	—	—	—			10,000	(2)	201,400	—	—
	1/31/2008	—	—	—			6,516	(4)	131,232	—	—
	1/31/2008	—	—	—			4,518	(4)	90,993	4,518	90,993
	3/5/2009	—	—	—			7,536	(5)	151,775	7,536	151,775
	3/1/2010	—	—	—			10,111	(6)	203,636	—	—
	3/1/2010	—	—	—			7,584	(6)	152,742	7,583	152,722
	3/3/2011	—	—	—			27,227	(7)	548,352	—	—
	3/3/2011	—	—	—			6,824	(7)	137,435	6,824	137,435

Total		13,240	—	—			80,316		$1,617,565	26,461	$532,925

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END, (continued)

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1) (8)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1) (9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (9)

Christopher Conlon	3/5/2009	—	—	—			3,158	(5)	$63,602	3,158	$63,602
	3/1/2010	—	—	—			1,569	(6)	31,600	—	—
	3/1/2010	—	—	—			1,962	(6)	39,515	1,961	39,495
	3/3/2011	—	—	—			3,570	(7)	71,900	3,570	71,900
	3/3/2011	—	—	—			18,373	(7)	370,032	—	—

Total		—	—	—			28,632		$576,649	8,689	$174,997

Robert Masters	1/3/2005	3,655	—	—	$16.35	1/2/2015	—		$—	—	$—
	1/6/2006	2,734	—	—	$20.65	1/5/2016	—		—	—	—
	1/31/2008	—	—	—			2,753	(4)	55,445	—	—
	1/31/2008	—	—	—			1,910	(4)	38,467	1,909	38,447
	3/5/2009	—	—	—			3,302	(5)	66,502	3,302	66,502
	3/1/2010	—	—	—			8,961	(6)	180,475	—	—
	3/1/2010	—	—	—			3,361	(6)	67,691	3,360	67,670
	3/1/2010	—	—	—			18,739	(6)	377,403	—	—
	3/3/2011	—	—	—			12,459	(7)	250,924	—	—
	3/3/2011	—	—	—			3,097	(7)	62,374	3,097	62,374

Total		6,389	—	—			54,582		$1,099,281	11,668	$234,993

Footnotes

(1)

Market value computed by multiplying the closing market price of the Company’s Common Shares of $20.14 as of December 31, 2011 by the number of Restricted Share Units or Restricted LTIP Units that have not vested.

(2)	Restricted Share Units vest over five years with the last vesting on January 6, 2012.
(3)	Restricted LTIP Units vest over ten years with the last vesting on January 6, 2018.
(4)	Restricted LTIP Units vest over seven years with the last vesting on January 6, 2015.
(5)	Restricted LTIP Units vest over five years with the last vesting on January 6, 2014.
(6)	Restricted LTIP Units vest over five years with the last vesting on January 6, 2015.
(7)	Restricted LTIP Units vest over five years with the last vesting on January 6, 2016.
(8)	Represents the time-based portion of the awards.
(9)	Represents the performance-based portion of the awards.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table provides a summary of all values realized by the Named Executive Officers upon the exercise of options and similar instruments or the vesting of Restricted Share Units or Restricted LTIP Units during the last fiscal year.

			Option Awards		Stock Awards

Name	Grant Date	Exercise/ Vesting Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Kenneth F. Bernstein	1/6/2006	1/6/2011	—	$—	21,749	$391,482
	1/15/2007	1/6/2011	—	—	9,137	164,466
	1/31/2008	1/6/2011	—	—	7,736	139,248
	3/5/2009	1/6/2011	—	—	14,134	254,412
	3/1/2010	1/6/2011			24,730	445,140

			—	$—	77,486	$1,394,748

Michael Nelsen	1/6/2006	1/6/2011	—	$—	2,485	$44,730
	1/15/2007	1/6/2011	—	—	2,540	45,720
	1/31/2008	1/6/2011	—	—	1,221	21,978
	3/5/2009	1/6/2011	—	—	2,202	39,636
	3/1/2010	1/6/2011			2,352	42,336

			—	$—	10,800	$194,400

Joel Braun	1/6/2006	1/6/2011	—	$—	10,562	$190,116
	1/15/2007	1/6/2011	—	—	13,442	241,956
	1/31/2008	1/6/2011	—	—	3,889	70,002
	3/5/2009	1/6/2011	—	—	5,024	90,432
	3/1/2010	1/6/2011			6,317	113,706

			—	$—	39,234	$706,212

Christopher Conlon	3/5/2009	1/6/2011	—	$—	2,106	$37,908
	3/1/2010	1/6/2011	—	—	1,372	24,696
	3/3/2010	9/1/2011	—	—	34,120	703,554

					$37,598	$766,158

Robert Masters	1/6/2006	1/6/2011	—	$—	4,971	$89,478
	1/15/2007	1/6/2011	—	—	1,435	25,830
	1/31/2008	1/6/2011	—	—	1,641	29,538
	3/5/2009	1/6/2011	—	—	2,201	39,618
	3/1/2010	1/6/2011			8,604	154,872

			—	$—	18,852	$339,336

Footnotes

(1)	Value based on the market value of the Company’s Common Shares on the vesting date. The closing prices of the Company’s Common Shares was $18.00 on January 6, 2011 and $20.62 on September 1, 2011.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has entered into an employment agreement with Mr. Bernstein and severance agreements with each of the other Named Executive Officers.

Kenneth Bernstein Employment Agreement

In August of 1998, the Company entered into an employment agreement with Kenneth F. Bernstein, which has been amended from time to time (most recently by an amendment dated March 7, 2011), pursuant to which Mr. Bernstein serves as President and Chief Executive Officer. The employment agreement was extended for three years to March 6, 2014 with a base salary of $476,100 and after expiration is renewable for successive daily periods, and is subject to termination in accordance with the terms and conditions of such agreement. Under the terms of the employment agreement, Mr. Bernstein’s base salary is subject to an annual review and adjustment by the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the Compensation Committee considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee and recommended for approval to the full Board of Trustees) and discretionary bonuses payable in cash, Restricted Share Units, options, Restricted LTIP Units and participation in the Program, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. The employment agreement also provides for an annual car allowance plus insurance costs for Mr. Bernstein to be maintained by the Company. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives, and is subject to certain non-competition and confidentiality requirements.

Mr. Bernstein’s employment agreement provides for certain termination or severance payments to be made by the Company to Mr. Bernstein in the event of his termination of employment as the result of his Death, Disability, discharge without Cause, resignation or a termination by Mr. Bernstein for Good Reason (the terms, “Death”, “Disability”, “Cause” and “Good Reason” each defined below). If Mr. Bernstein’s employment is terminated either because he is discharged without cause or due to a termination by Mr. Bernstein for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and severance salary and bonus, each paid in accordance with the terms and conditions of such agreement. In the recent amendment, Mr. Bernstein agreed to the removal of his right to receive an excise tax gross up.

Severance Agreements for Named Executive Officers Other than Mr. Bernstein

The Company has entered into severance agreements with each of the Named Executive Officers other than Mr. Bernstein. These agreements provide for certain termination or severance payments to be made by the Company to a Named Executive Officer in the event of his termination of employment as the result of his death, Disability (as defined below), discharge for Cause or without Cause, resignation or a termination by the Named Executive Officer for Good Reason. If the Named Executive Officer’s employment is terminated either because he is discharged without Cause (as defined below) or due to a termination by the Named Executive Officer for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and unpaid severance salary and severance bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

Termination and Definitions For Cause

The Company has the right to terminate a Named Executive Officer’s employment for “Cause” upon the Named Executive Officer’s: (A) deliberate misrepresentation in connection with, or willful failure to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials; (B) failure to perform his duties hereunder (other than any such failure resulting from Named Executive Officer’s incapacity due to physical or mental illness) which failure continues for a period of three business days after written demand for corrective action is delivered by the Company specifically identifying the manner in which the Company believes the Named Executive Officer has not performed his duties; (C) conduct by the Named Executive Officer constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional, customary and de minimis use of the Company’s property for personal purposes; (D) disparagement of the Company, its officers, Trustees, employees or partners; (E) soliciting any existing employee of the Company above the level of an administrative assistant to work at another company; or (F) the commission by the Named Executive Officer of a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

A Named Executive Officer’s employment will terminate upon his death.

Disability

The Company has the right to terminate a Named Executive Officer’s employment due to “Disability” in the event that there is a determination by the Company that the Named Executive Officer has become physically or mentally incapable of performing his duties under the agreement and such Disability has disabled the Named Executive Officer for a cumulative period of 180 days within a twelve month period.

Good Reason

A Named Executive Officer has the right to terminate his employment for “Good Reason”, which is defined to mean: (A) upon the occurrence of any material breach of the agreement by the Company which includes but not be limited to: a material, adverse alteration in the nature of Named Executive Officer’s duties, responsibilities or authority; (B) upon a reduction in Named Executive Officer’s annual base salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Company within ten days after written notice of such default by the Named Executive Officer, (C) if the Company relocates the Named Executive Officer’s office requiring the Named Executive Officer to increase his commuting time by more than one hour, or (D) the Company’s failure to provide benefits comparable to those provided the Named Executive Officer as of the effective date, other than any such failure which affects all comparably situated officers, then the Named Executive Officer will have the right to terminate his employment, which termination will be deemed for Good Reason.

Without Cause

The Company has the right to terminate a Named Executive Officer’s employment without Cause.

Upon a Change in Control and Termination

The Named Executive Officers may be entitled to benefits upon a Change of Control and termination of their employment as discussed below.

“Change in Control” means that any of the following events has occurred: (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than any employee benefit plan sponsored by the Company, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to 30% or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, outstanding shares or voting securities which are acquired in an acquisition by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries do not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Company; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

SPECIFIC CIRCUMSTANCES THAT WOULD TRIGGER PAYMENTS UNDER THE EMPLOYEE AND SEVERANCE AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The specific circumstances that would trigger payments and amount of compensation that would be paid by the Company under Mr. Bernstein’s employment agreement and the other Named Executive Officers’ severance agreements are as follows:

Compensation upon Termination of Employment by the Company for Cause or Voluntarily By the Named Executive Officer

In the event the Company terminates a Named Executive Officer’s employment for Cause, or a Named Executive Officer voluntarily terminates his employment, the Company will pay that Named Executive Officer any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the Named

Executive Officer will be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options and all Restricted Share Units granted to the executive which have not vested on the date of termination will automatically terminate.

Compensation under Mr. Bernstein’s Employment Agreement upon Termination of Employment upon Death, Disability, Without Cause or for Good Reason or Change in Control and Termination of Employment

In the event of termination by the Company of Mr. Bernstein’s employment as a result of his Death, Disability, Without Cause or by Mr. Bernstein for Good Reason, the Company is obligated to pay or provide to Mr. Bernstein, his estate or personal representative, the following: (i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Share Units or Restricted LTIP Units, the value of the latter to be calculated as of the date of the award) awarded to Mr. Bernstein for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to Mr. Bernstein for each of the last two years; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether share based or otherwise that are subject to a vesting schedule including Restricted Share Units, Restricted LTIP Units and options shall immediately vest as of the date of the termination; and (vii) continuation of health coverage through the unexpired employment period with the exception of termination upon Death. Following a Change of Control together with either a Termination Without Cause or by Mr. Bernstein for Good Reason, the Company will be obligated to make the payments described above.

Compensation upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason or Change in Control and Termination of Employment

In the event of termination by the Company of the employment of a Named Executive Officer as a result of the Named Executive Officer’s Death, Disability, termination Without Cause or by such Named Executive Officer for Good Reason, the Company is obligated to pay or to provide such Named Executive Officer, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base; (iii) reimbursement of expenses incurred prior to date of termination; (iv) such Named Executive Officer’s car allowance, if any, for one year; and (v) a pro rata portion of such Named Executive Officer’s bonus (based upon the average of the last two years’ bonuses); and (vi) all incentive compensation payments whether share based or otherwise that are subject to a vesting schedule including Restricted Share Units, Restricted LTIP Units and options will immediately vest as of the date of the termination.

Following a Change of Control together with either Termination Without Cause or for Good Reason, the Company is obligated to pay or provide to the Named Executive Officer the full benefits described above. In addition, Messrs. Braun, Masters and Nelsen will be entitled to receive an amount equal to six months’ base salary and the Company will continue the base salary and medical benefits of said Named Executive Officer for a period not to exceed the earlier of (a) six months from the date of such termination or (b) the date when such Named Executive Officer becomes reemployed. Mr. Conlon’s Severance Agreement does not provide for the additional amounts payable to Messrs. Braun, Masters and Nelsen following a Change of Control together with either Termination Without Cause or for Good Reason described in this paragraph.

Acceleration of Vesting and Forfeiture of Awards under Share Incentive Plans

In addition to the termination payments discussed above, the Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change in Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION

The following table estimates the potential payments and benefits to the Named Executive Officers upon termination of employment and Change in Control, assuming the event occurred on December 31, 2011. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Cash Severance ($) (1)	Bonus Severance ($)		Options Awards ($)	Stock Awards ($) (4) (5)	Other Benefits ($) (6)

Kenneth F. Bernstein
For Cause or Voluntary Resignation	$—	$—		$—	$—	$—
Death	1,428,300	7,901,008	(2)	—	8,588,723	30,702
Disability	1,428,300	7,901,008	(2)	—	8,588,723	30,702
Good Reason	1,428,300	7,901,008	(2)	—	8,588,723	30,702
Without Cause	1,428,300	7,901,008	(2)	—	8,588,723	30,702
Change in Control and Termination	1,428,300	7,901,008	(2)	—	8,588,723	30,702

Michael Nelsen
For Cause or Voluntary Resignation	—	—		—	—	—
Death	243,000	275,663	(3)	—	795,228	27,000
Disability	243,000	275,663	(3)	—	795,228	27,000
Good Reason	243,000	275,663	(3)	—	795,228	27,000
Without Cause	243,000	275,663	(3)	—	795,228	27,000
Change in Control and Termination	364,500	275,663	(3)	—	795,228	27,000

Joel Braun
For Cause or Voluntary Resignation	—	—		—	—	—
Death	318,300	654,240	(3)	—	2,150,489	27,000
Disability	318,300	654,240	(3)	—	2,150,489	27,000
Good Reason	318,300	654,240	(3)	—	2,150,489	27,000
Without Cause	318,300	654,240	(3)	—	2,150,489	27,000
Change in Control and Termination	477,450	654,240	(3)	—	2,150,489	27,000

Christopher Conlon
For Cause or Voluntary Resignation	—	—		—	—	—
Death	275,000	306,033	(3)	—	751,644	27,000
Disability	275,000	306,033	(3)	—	751,644	27,000
Good Reason	275,000	306,033	(3)	—	751,644	27,000
Without Cause	275,000	306,033	(3)	—	751,644	27,000
Change in Control and Termination	275,000	306,033	(3)	—	751,644	27,000

Robert Masters
For Cause or Voluntary Resignation	—	—		—	—	—
Death	249,300	341,921	(3)	—	1,334,275	27,000
Disability	249,300	341,921	(3)	—	1,334,275	27,000
Good Reason	249,300	341,921	(3)	—	1,334,275	27,000
Without Cause	249,300	341,921	(3)	—	1,334,275	27,000
Change in Control and Termination	373,950	341,921	(3)	—	1,334,275	27,000

Footnotes:
(1)

Reflects three years of severance salary for Mr. Bernstein and one year of severance salary for the other NEOs. In the case of a Change in Control and termination, the other NEOs employed by the Company prior to January 2008 receive one and one half years severance salary.

(2)	Reflects three years of severance bonuses and one year of cash bonus for Mr. Bernstein.
(3)	Reflects one year of severance bonuses for the other NEOs.
(4)	Reflects the payment upon the immediate vesting of all Restricted Share Units and Restricted LTIP Units.
(5)	Restricted Share payments based on the number of shares times $20.14, the closing price of the Company’s Common Shares on December 31, 2011.
(6)	Represents one year of car allowance for each NEO and health coverage for Mr. Bernstein.

BOARD OF TRUSTEES COMPENSATION

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives an annual Trustee fee in the amount of $110,000, comprised of $55,000 cash and $55,000 of Restricted Share Units. In addition, Committee chairs receive an annual fee of $10,000 with the exception of the Audit Committee chair who receives an annual fee of $15,000. The Lead Trustee receives an annual Lead Trustee fee of $35,000, comprised of $17,500 cash and $17,500 of Restricted Share Units in addition to the other Trustee fees. These Restricted Share Units vest over three years with 33% vesting on each of the next three anniversaries of the grant date. Trustees have the option to convert all or part of any cash payment due to them under the Trust Compensation Plan to Common Shares with a vesting period of one year at a 10% discount to the preceding 20-day average share price from the date of the Annual Meeting of Shareholders. No dividends are paid on Restricted Share Units until they vest.

During 2011, Mr. Wielansky also received $100,000 in fees for providing consulting services to the Company.

Trustees who are officers and full-time employees of the Company or its subsidiaries receive no separate compensation for service as a Trustee or committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board and committees of the Board.

Pursuant to the Company’s 2006 Deferred Compensation Plan (the “Deferred Compensation Plan”), Trustees may elect to defer receipt of their annual trustee fees and Common Share Awards. Each Trustee participating in the Deferred Compensation Plan has an account, which the administrator credits with a number of Common Shares having a fair market value (as of the date of the credit) equal to the amount of the participant’s compensation that the Trustee has elected to defer and would otherwise have been paid in cash or other property to the Trustee during the preceding month. The Deferred Compensation Plan generally allows the Trustees to defer receipt of their compensation and, therefore, defer paying tax on that compensation. To defer eligible compensation for any given calendar year, a Trustee must make a written election at least 30 days before the calendar year begins. The Company will credit each Trustee’s deferred compensation account with additional Common Shares that (i) have a fair market value, when credited, equal to the product of any per Common Share cash dividend paid during the prior quarter and the number of Common Shares credited to the Trustee’s account and (ii) equitably adjust the Trustee’s account for any share dividends that would have been paid during the prior month with respect to the Common Shares credited to the Trustee’s account on the last day of the prior quarter. Generally, a Trustee’s account will be paid to the Trustee upon his or her separation of service from the Company and will be paid to his or her beneficiaries in the event of his or her death, in each case based on the timeframe for distributions specified in the Trustee’s deferral election form. Under certain circumstances, the Board may permit a Trustee to withdraw a limited number of Common Shares from his or her account if the Trustee suffers a Hardship (as defined in the Deferred Compensation Plan).

For 2011, Ms. Luscombe elected to defer payment of her Trustee fees that are payable in Common Shares. No other Trustee elected to defer compensation for 2011.

See the Board of Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during 2011.

TRUSTEE COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (8)		Total ($)

Lee S. Wielansky(1)	$191,250	(2)	$128,055	(4)	$—	$—	$—	$3,325		$322,630

Lorrence T. Kellar	14,500		132,777	(5)	—	—	—	3,325		150,602

Douglas Crocker II	77,250		55,000		—	—	—	3,325		135,575

Wendy Luscombe	79,500		55,000	(6)	—	—	—	3,325	(6)	137,825

William T. Spitz	13,000		127,223	(7)	—	—	—	3,325		143,548

Footnotes

(1)	Mr. Wielansky is the Independent Lead Trustee.
(2)

Mr. Wielansky is entitled to receive annual consulting fees totaling $100,000 for providing consulting services to the Company including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners.

(3)

Reflects 2,750 restricted Common Share units granted in 2011 to each Trustee. The Restricted Share Units vest over three years with 33% vesting on each of the next three anniversaries of the grant date. The grant date per share fair value for the grants was $20.00.

(4)

Mr. Wielansky received 50%, or $17,500, of his Lead Trustee Fees in Restricted Share Units which vest over three years with 33% vesting on each of the next three anniversaries of the grant date. In addition, Mr. Wielansky elected to receive 50%, or $50,000, of his Annual Consulting Fee in Restricted Share Units at a 10% discount. These Restricted Share Units vest over one year.

(5)

Mr. Kellar elected to receive his Annual Retainer of $55,000 and Chairperson Fee of $15,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(6)	Ms. Luscombe has deferred the Common Share portion of her 2011 Trustee fee of $55,000 and dividends of $3,325.
(7)	Mr. Spitz elected to receive his Annual Retainer of $55,000 and Chairperson Fee of $10,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.
(8)	Reflects cumulative dividends on unvested Restricted Share Units which were paid upon the vesting of those shares in May 2011.

As of December 31, 2011, each independent Trustee had outstanding the following options and Restricted Share awards:

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards

Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lee S. Wielansky	5/6/2004	1,000	—		$12.55	5/6/2014	—		$—	—	$—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/13/2009	—	—				666	(2)	13,413	—
	5/10/2010	—	—				1,333	(3)	26,847	—
	5/10/2011	—	—				3,625	(4)	73,008
	5/10/2011	—	—				2,778	(5)	55,949

Total		9,000	—				8,402		$169,217	—	$—

Lorrence T. Kellar	11/18/2003	1,000	—		$11.66	11/18/2013	—		$—	—	$—
	5/6/2004	1,000	—		$12.55	5/6/2014	—		—	—	—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/13/2009	—	—				666	(2)	13,413	—	—
	5/10/2010	—	—				1,333	(3)	26,847	—	—
	5/10/2011	—	—				2,750	(4)	55,385
	5/10/2011	—	—				3,889	(5)	78,324

Total		10,000	—				8,638		$173,969	—	$—

Douglas Crocker II	11/18/2003	1,000	—		$11.66	11/18/2013	—		$—	—	$—
	5/6/2004	1,000	—		$12.55	5/6/2014	—		—	—	—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/13/2009	—	—				666	(2)	13,413	—	—
	5/10/2010	—	—				1,333	(3)	26,847	—	—
	5/10/2011	—	—				2,750	(4)	55,385

Total		10,000	—				4,749		$95,645	—	$—

Wendy Luscombe	8/4/2004	2,000	—		$14.13	8/4/2014	—		$—	—	$—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/13/2009	—	—				666	(2)	13,413	—	—
	5/10/2010	—	—				1,333	(3)	26,847	—	—
	5/10/2011	—	—				2,750	(4)	55,385

Total		8,000	—				4,749		$95,645	—	$—

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END, (continued)

	Option Awards						Stock Awards

Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William T. Spitz	5/13/2009	—	—				666	(2)	$13,413	—	$—
	5/10/2010	—	—				1,333	(3)	26,847	—	—
	5/10/2011	—	—				2,750	(4)	55,385	—	—
	5/10/2011	—	—				3,612	(5)	72,746

Total		—	—				8,361		$168,391	—	$—

Footnotes:
(1)	Market value computed by multiplying the closing market price of the Company’s Common Shares of $20.14 as of December 31, 2011 by the number of Restricted Share Units that have not vested.
(2)	Restricted Share Units vest over three years with the last vesting on May 14, 2012.
(3)	Restricted Share Units vest over three years with the last vesting on May 13, 2013.
(4)	Restricted Share Units vest over three years with the last vesting on May 10, 2014.
(5)	Restricted Share Units vest over one year on May 10, 2012.

ACADIA REALTY TRUST
COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and the Company’s Proxy Statement. The members of the Compensation Committee for the 2011 fiscal year were Messrs. Spitz, Kellar, and Crocker.

COMPENSATION COMMITTEE
William T. Spitz, Chairman
Lorrence T. Kellar
Douglas Crocker II

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for the audit of the Company’s financial statements as included in the Company’s Form 10-K, fees for Sarbanes-Oxley Section 404 planning and testing relating to the Company’s 2011 and 2010 audits and reviews of the financial statements as included in the Company’s Forms 10-Q, were $923,922 and $803,359 for the years ended December 31, 2011 and 2010, respectively.

Audit Related Fees

There were no audit related fees that were not included in “Audit Fees”, above, for the years ended December 31, 2011 and December 31, 2010.

Tax Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for tax preparation and compliance were $180,080 and $187,255 for the years ended December 31, 2011 and 2010, respectively.

All Other Fees

There were no other fees that were not otherwise included in the fees noted above for the years ended December 31, 2011 and December 31, 2010.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving the engagement of BDO USA, LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before BDO USA, LLP provides those services. The Audit Committee has delegated authority to approve non-audit services in an amount of up to $25,000 to the Chair and the approval of the full Audit Committee is required for non-audit services in amounts greater than $25,000. All audit fees were approved by the Audit Committee and all other fees were approved pursuant to the pre-approval policy discussed above.

REPORT OF THE AUDIT COMMITTEE (1)

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes. The Board of Trustees has previously adopted an Audit Committee Charter that may be found on the Company’s website at www.acadiarealty.com

The Audit Committee presently consists of the following members of the Company’s Board of Trustees: Mr. Kellar, Mr. Spitz and Ms. Luscombe, all of whom meet the independence requirements for audit committee members under the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2011 with the Company’s management. The Audit Committee has discussed with BDO USA, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP, BDO USA, LLP’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Audit Committee
Lorrence T. Kellar, Chairman
Wendy Luscombe
William T. Spitz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2005, the Company issued 250,000 Restricted Common OP Units to Klaff Realty L.P. (“Klaff”) in consideration for an interest in certain management contract rights. During 2010, Klaff converted the 250,000 Restricted Common OP Units into Common Shares.

During 2009 the Company earned asset management, leasing, disposition, development and construction fees for providing services to an existing portfolio of retail properties and/or leasehold interests in which Klaff had an interest. Fees earned by the Company in connection with this portfolio were $0.4 million for the year ended December 31, 2009.

The Company earns fees from its investment in unconsolidated partnerships. The Company earned property management, construction, legal and leasing fees from the Brandywine Portfolio totaling $1.0 million, $0.8 million and $0.7 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Lee Wielansky, the Lead Trustee of the Company, was paid a consulting fee of $0.1 million for each of the years ended December 31, 2011, 2010, and 2009.

Review and Approval of Related Person Transactions.

The Company reviews all relationships and transactions in which the Company and the Company’s Trustees and Named Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and Named Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, pursuant to its charter, the Audit Committee reviews and approves all related party transactions, which we interpret to include any transaction that is required to be disclosed under SEC rules. The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders. While the Company has disclosed the transactions with Klaff in this section for the sake of full disclosure, since Klaff does not own more than 5% of any class of the Company’s voting securities, disclosure of this related party transaction is not required under SEC rules. The transactions between the Company and Klaff noted above were approved by the Company’s Board of Trustees, which consists of five Trustees who are considered independent under the rules of the New York Stock Exchange and the Company’s Chief Executive Officer.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2011. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Named Executive Officers, certain other officers and Trustees and persons who own more than 10% of the Common Shares (collectively, the Reporting Persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. As a practical matter, the Company assists its officers and Trustees by monitoring transactions and completing and filing Section 16 reports on their behalf. In 2011, Christopher Conlon’s appointment as Section 16 reporting person upon his being named Executive Vice President and Chief Operating Officer was inadvertently not timely reported on a Form 3. Such report was subsequently filed.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s 2013 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company no later than 5:00 PM EST on December 7, 2012. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the following address: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attention: Corporate Secretary.

In addition, if you desire to bring business (including Trustee nominations) before the Company’s 2013 annual meeting, other than proposals presented under Rule 14a-8, you must provide written notice to the Corporate Secretary at the address noted in the preceding paragraph between January 6, 2013 and February 5, 2013; provided, however, if the date of the 2013 annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 16, 2013 (the anniversary of the date of the Annual Meeting), notice by a shareholder must be delivered not earlier than the 90th day prior to 2013 annual meeting and not later than the close of business on the later of the 60th day prior to the 2013 annual meeting or the tenth day following the day on which public announcement of the date of 2013 annual meeting is first made. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of shareholder proposals and Trustee nominations.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, the Company is delivering only one copy of its Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of the Annual Report or the Proxy Statement was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit a request in writing to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters. You may also call (914) 288-8100 to request a copy of the Proxy Statement and Annual Report. You may also access the Company’s Annual Report and Proxy statement at www.acadiarealty.com/proxy.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the Annual Report or Proxy Statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Trustees,

Robert Masters, Secretary

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE
SUITE 260
WHITE PLAINS, NY 10605

EXHIBIT A

AMENDED AND RESTATED
ACADIA REALTY TRUST

2006 SHARE INCENTIVE PLAN

AMENDED AND RESTATED
ACADIA REALTY TRUST
2006 SHARE INCENTIVE PLAN

          1. Purpose. The purpose of this Plan is to strengthen Acadia Realty Trust (the “Company”) by providing an incentive to its officers, employees, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to officers, employees, consultants and directors of the Company and its subsidiaries (including the Operating Partnership) an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Share Units, Performance Units, Performance Shares, Dividend Equivalent Rights and Other Share-Based Awards (as each term is hereinafter defined).

          2. Definitions. For purposes of the Plan:

          “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

          “Award” means a grant of Restricted Share Units, Unrestricted Shares, Share Appreciation Rights, Performance Awards, Dividend Equivalent Rights and Other Share-Based Awards or any or all of them.

          “Board” means the Board of Trustees of the Company.

          “Cause” means, unless otherwise defined in the Agreement evidencing a particular Award or an employment agreement between the Company and the individual, an individual’s (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses), or (v) the commission of an act of fraud or intentional misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

          “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, share dividend, share split or reverse share split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          A “Change in Control” shall mean the occurrence during the term of the Plan of any of the following events, subject however to the Committee’s determination (to the extent required to conform with Section 409A of the Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable):

                              (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), the Company or its Subsidiaries, or any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

                              (b) The individuals who, as of January 1, 2006, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                              (c) Approval by shareholders of the Company of:

                                        (i) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

                                                  (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                                  (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

                                                  (C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

                                        (ii) a complete liquidation or dissolution of the Company; or

                                        (iii) a definitive agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons. If a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, the Board shall take action to either (i) affirm the permitted amount of then outstanding Voting Securities or (ii) adjust such number, before a Change in Control shall occur.

          With respect to Awards granted on or after March 15, 2012, the term “Change in Control” shall be as defined above, except that there shall be a new subparagraph (d) and subparagraph (c) shall read as follows:

                              (d) Consummation of:

                                        (i) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

                                                  (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                                  (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

                                                  (C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities; or

                                        (ii) a definitive agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                              (e) The completion of liquidation or dissolution of the Company.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Committee” means a committee as described in Section 3.1 consisting of at least two (2) Non-management Trustees within the meaning of Rule 16b-3 under the Exchange Act appointed by the Board to administer the Plan and to perform the functions set forth herein.

          “Company” means Acadia Realty Trust.

          “Disability” means a physical or mental infirmity which impairs the Optionee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

          “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

          “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

          “Eligible Individual” means any officer, employee, consultant or trustee of the Company or a Subsidiary (including the Operating Partnership) designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fair Market Value” on any date means the average of the high and low sales prices of the Shares for the twenty (20) preceding business days on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price for the twenty (20) preceding days as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Share Option, in accordance with Section 422 of the Code.

          “Fully Diluted Shares” means all Shares and any operating partnership units convertible into Shares.

          “Grantee” means a person to whom an Award has been granted under the Plan.

          “Incentive Share Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Share Option.

          “Non-Management Trustee” means a trustee of the Company who is not an employee of the Company or any Subsidiary.

          “Nonqualified Share Option” means an Option which is not an Incentive Share Option.

          “Operating Partnership” means Acadia Realty Limited Partnership, a Delaware limited partnership, and any successor thereto.

          “Option” means an Option granted under Section 5.

          “Optionee” means a person to whom an Option has been granted under the Plan.

          “Other Share-Based Award” means an Award granted pursuant to Section 9.

          “Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

          “Performance Awards” means Performance Units, Performance Shares or either or both of them.

          “Performance Cycle” means the time period, not less than one fiscal year of the Company, specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured.

          “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 8.2.

          “Performance Unit” means Performance Units granted to an Eligible Individual under Section 8.1(b).

          “Plan” means this Amended and Restated Acadia Realty Trust 2006 Share Incentive Plan.

          “Restricted Share Units” means Restricted Share Units issued or transferred to an Eligible Individual pursuant to Section 7.

          “Shares” means the shares of beneficial interest in the Company.

          “Share Appreciation Right” (SAR) means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

          “Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

          “Successor Corporation” means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a share option in a transaction to which Section 424(a) of the Code applies.

          “Ten-Percent Shareholder” means an Eligible Individual, who, at the time an Incentive Share Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, or of a Parent or a Subsidiary.

          “Unrestricted Share” means a Share granted pursuant to Section 10.

          3. Administration.

                    3.1 The Plan. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan; subject to the Board’s authority to act in lieu of the Committee on any matter. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Non-management Trustee within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent compliance with Section 162(m) of the Code is desired, such Committee members shall also qualify as “outside directors” within the meaning of Section 162(m)(4)(C) and the regulations thereunder. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                    3.2 Eligible Individuals. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                              (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of Incentive Share Options and/or Nonqualified Share Options to be granted to each Eligible Individual and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, make any amendment or modification to any Agreement consistent with the terms of the Plan and accelerate the vesting or lapse of restrictions with respect to Options and Awards; and

                              (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Share Appreciation Rights, Performance Units, Performance Shares, Restricted Share Units and/or Other Share-Based Awards to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Units, Shares or Awards, the maximum value of each Performance Unit and Performance Share and make any amendment or modification to any Agreement consistent with the terms of the Plan.

                    3.3 Plan Interpretation. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                              (a) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

                              (b) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                              (c) to determine on an individual basis whether a change in status from or to employee, director or consultant constitutes a termination of employment or service for purposes of the Plan;

                              (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

                              (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

                              (f) to provide for the limited transferability of Options to certain family members, family trusts or family partnerships of Optionees.

          4. Shares Subject to the Plan.

                    4.1 Aggregate Limit. Subject to the provisions of Section 12 of the Plan, the maximum number of Shares that may be issued pursuant to Options and Awards granted under the Plan shall be increased from 500,000 Shares to 2,100,000 Shares. In addition to the foregoing, in no event may the total number of Shares covered by outstanding Incentive Share Options granted under the Plan, plus the number of Shares issued pursuant to the exercise of Incentive Share Options whenever granted under the Plan, exceed 2,100,000 Shares.

                    4.2 Maximum Number of Shares. The maximum number of Shares that may be made the subject of Options and Awards granted to any Eligible Individual during the term of the Plan or any calendar year may not exceed 2,100,000 Shares. Upon a Change in Capitalization the maximum number of Shares which may be made the subject of Options or Awards granted under the Plan, the number of Shares which may be granted to any Eligible Individual and the number of Shares which may be issued pursuant to the exercise of Incentive Share Options shall be adjusted in number and kind pursuant to Section 12. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board, but no less than the number of Shares subject to outstanding Options or Awards.

                    4.3 Outstanding Option or Award. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

          5. Option Grants for Eligible Individuals.

                    5.1 Authority of Committee. Subject to the provisions of the Plan and to Sections 4.1 and 4.2 above, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no person shall receive any Incentive Share Options unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Share Option is granted. The aggregate Fair Market Value (determined as of the date of grant of an Incentive Share Option) of the Shares with respect to which Incentive Share Options granted under this Plan and all other option plans of the Company, any Parent and any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Any such Options granted in excess of the $100,000 limitation shall be deemed to be Nonqualified Share Options.

                    5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Share Option granted to a Ten-Percent Shareholder).

                    5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                    5.4 Vesting. Subject to Section 5.5 hereof, each Option shall vest and become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement.

                    5.5 Modification or Substitution. The Committee may in its discretion modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and may grant new Options in substitution for them (provided the purchase price for the new grant is not below that of the original grant).

                    Notwithstanding the foregoing, (i) no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee’s consent, and (ii) except as otherwise permitted by Section 12, without shareholder approval, the terms of any Option may not be amended to reduce the exercise price and Options may not be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option.

                    5.6 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution unless specifically authorized by the Committee with respect to Nonqualified Share Options, and unless transferred in a manner permitted by the Committee an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                    5.7 Vesting; Exercisability. To the extent not exercised, vested installments of Options shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the vesting and exercisability of any Option or portion thereof at any time.

                              (a) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: cash or transferring Shares to the Company upon such terms and conditions as determined by the Committee (such as, for example, a requirement that such Shares have been held for six months if necessary to avoid adverse accounting consequences). Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 5.7 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                              (b) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the Shares to the Optionee and the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                    5.8 Effect of Change in Control. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

                    5.9 Dividend Equivalent Rights. Dividend Equivalent Rights may be granted to Eligible Individuals. The terms and conditions applicable to each Dividends Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect to Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Notwithstanding the foregoing, within two and one-half months after the end of the calendar year in which the vesting or lapse of restrictions on the Dividend Equivalent Rights occurs, amounts with respect to Dividend Equivalent Rights shall be settled in cash or Shares or a combination thereof (unless an Agreement provides otherwise).

          6. Share Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Share Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Share Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

                    6.1 Time of Grant. A Share Appreciation Right may be granted at any time if unrelated to an Option, or if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

                    6.2 Share Appreciation Right Related to an Option.

                              (a) Exercise. Subject to Section 6.7, a Share Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable even if the Option to which it relates may be transferable. A Share Appreciation Right granted in connection with an Incentive Share Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Share Option Agreement.

                              (b) Amount Payable. Upon the exercise of a Share Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the per Share purchase price under the related Option, by (ii) the number of Shares as to which such Share Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Agreement evidencing the Share Appreciation Right at the time it is granted.

                              (c) Treatment of Related Options and Share Appreciation Rights Upon Exercise. Upon the exercise of a Share Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Share Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Share Appreciation Right or the surrender of such Option, the Share Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

                    6.3 Share Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Share Appreciation Rights unrelated to Options. Share Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Share Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the Fair Market Value of a Share on the date the Share Appreciation Right was granted, by (b) the number of Shares as to which the Share Appreciation Right is being exercised. Notwithstanding the foregoing, a Share Appreciation Right granted unrelated of an Option may limit the amount payable to the Grantee to a percentage, specified in the Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence.

                    6.4 Method of Exercise. Share Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Share Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Share Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

                    6.5 Form of Payment. Payment of the amount determined under Sections 6.2(b) or 6.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Share Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

                    6.6 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Share Appreciation Rights or accept the surrender of outstanding Awards of Share Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them (provided that such modification shall not result in re-pricing).

                    Notwithstanding the foregoing, (i) no modification of an Award of Share Appreciation Rights shall adversely alter or impair any rights or obligations under the Award without the Grantee’s consent, and (ii) except as otherwise permitted by Section 12, without shareholder approval, the terms of any Award of Share Appreciation Rights may not be amended to reduce the exercise price and may not be cancelled in exchange for cash, other Awards or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Award of Share Appreciation Rights.

                    6.7 Effect of Change in Control. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, all Share Appreciation Rights shall become immediately and fully exercisable. In the event a Grantee’s employment or service with the Company is terminated by the Company following a Change in Control, each Share Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee’s employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Grantee’s employment or service or the expiration of the stated term of the Share Appreciation Right.

          7. Restricted Share Units.

                    7.1 Grant. The Committee may grant to Eligible Individuals Awards of Restricted Share Units, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Share Units shall be subject to the terms and provisions set forth below in this Section 7.

                    7.2 Non-transferability. Restricted Share Units may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

                    7.3 Lapse of Restrictions.

                              (a) Generally. Restrictions upon Restricted Share Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

                              (b) Effect of Change in Control. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Restricted Share Units shall lapse immediately.

                    7.4 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Share Units or accept the surrender of outstanding Restricted Share Units (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

                    7.5 Dividend Equivalent Rights. During the restriction period, Dividend Equivalent Rights shall accrue on Restricted Share Units. Payment of accrued Dividend Equivalent Rights (together with any interest accrued thereon) shall be made upon the lapsing of restrictions imposed on the Restricted Share Units in respect of which the Dividend Equivalent Rights were accrued, and any accrued Dividend Equivalent Rights (together with any interest accrued thereon) in respect of any Restricted Share Units shall be forfeited upon the forfeiture of such Units.

                    7.6 Delivery of Shares. Upon the lapse of the restrictions on Restricted Share Units, the Committee shall cause a share certificate to be delivered to the Grantee with respect to such vested Units, free of all restrictions hereunder.

          8. Performance Awards.

                    8.1 Performance Awards

                              (a) Performance Objectives. Performance objectives for Performance Awards may be expressed in terms of earnings per Share, pre-tax profits, net earnings or net worth, return on equity or assets, any combination of the foregoing, or any other standard or standards deemed appropriate by the Committee at the time the Award is granted. Performance objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. Prior to the end of a Performance Cycle, the Committee, in its discretion, may adjust the performance objectives to reflect a Change in the Capitalization, a change in the tax rate or book tax rate of the Company or any Subsidiary, or any other event which may materially affect the performance of the Company, a Subsidiary or a Division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a Division. The maximum amount of Performance Units and Performance Shares that any one Eligible Individual may receive for any one Performance Cycle shall not exceed 30% of Shares authorized under the Plan or 630,000 Shares.

                              (b) Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent the right to receive payment in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, in the case of dollar-denominated Performance Units, the specified dollar amount or a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of performance objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted, specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such objectives must be satisfied.

                              (c) Vesting and Forfeiture. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle.

                              (d) Dividend Equivalent Rights. During the restriction period, Dividend Equivalent Rights shall accrue on Performance Units. Payment of accrued Dividend Equivalent Rights (together with any interest accrued thereon) shall be made upon the lapsing of restrictions imposed on the Performance Units in respect of which the Dividend Equivalent Rights were accrued, and any accrued Dividend Equivalent Rights (together with any interest accrued thereon) in respect of any Performance Units shall be forfeited upon the forfeiture of such Units.

                              (e) Payment of Awards. Payment to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 8.3, such payments may be made entirely in Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Restricted Share Units, the Committee must determine the extent to which such payment will be in Restricted Share Units and the terms of such Restricted Share Units at the time the Award is granted.

                    8.2 Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                              (a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank share powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank share powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the share powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                              (b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.2(c) or 8.3, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                              (c) Lapse of Restrictions. Subject to Section 8.3, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                              (d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee shall provide that the payment to the Grantee of dividends declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be deferred until the lapsing of the restrictions imposed upon such Performance Shares and held by the Company for the account of the Grantee until such time. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                              (e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a share certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                    8.3 Effect of Change in Control. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control:

                              (a) With respect to the Performance Units, the Grantee shall become vested in a percentage of Performance Units as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement.

                              (b) With respect to the Performance Shares, restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

                              (c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable performance objectives.

                    8.4 Non-transferability. No Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

                    8.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

          9. Other Share-Based Awards.

                    9.1 Grant. The Committee may grant to Eligible Individuals Other Share-Based Awards, which shall be evidenced by an Agreement between the Company and the Grantee. An Other Share-Based Award includes other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares, including without limitation, Operating Partnership Units that are settled in Shares, convertible preferred stock, convertible debentures and exchangeable securities. Each Agreement with respect to a grant of an Other Share-Based Award shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates.

                    9.2 Rights of Grantee. Until such time as an Other Share-Based Award is actually paid out in Shares, a Grantee shall have no rights as a holder of Shares.

                    9.3 Non-transferability. Other Share-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Agreement.

                    9.4 Lapse of Restrictions.

                              (a) Generally. Restrictions upon Other Share-Based Awards awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

                              (b) Effect of Change in Control. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Other Share-Based Awards shall lapse immediately and such Awards shall become fully vested.

                     9.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Other Share-Based Awards or accept the surrender of outstanding Other Share-Based Awards (to the extent the restrictions on such Awards have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

          10. Unrestricted Shares. The Committee may grant Shares to any trustee that are free from any risk of forfeiture.

          11. Effect of a Termination of Employment or Service. The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division or a change in status from employee or director to consultant), as the Committee may, in its discretion, determine at the time an Option or Award is granted or thereafter. Notwithstanding the foregoing and unless specifically set forth in an Agreement to the contrary, in the event an Optionee’s or Grantee’s employment or service with the Company is terminated for Cause, the Option or Award granted to the Optionee or Grantee hereunder shall immediately terminate in full and in the case of Options, no rights thereunder may be exercised, and in all other cases, no payment will be made with respect thereto.

          12. Adjustment Upon Changes in Capitalization.

                              (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other share or securities with respect to which Options or Awards may be granted under the Plan, maximum number of class of Shares or other share or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan and the number and class of Shares or other share or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable.

                              (b) Any such adjustment in the Shares or other share or securities subject to outstanding Incentive Share Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                              (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of share or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

                                          (i) Effect of Certain Transactions. Subject to Sections 5.8, 6.7, 7.3(b), 8.3 and 9.4(b), or as otherwise provided in an Agreement, in the event of the liquidation or dissolution of the Company or a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or SAR or payment or transfer in respect of any Award, the same number and kind of share, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such share, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options or Awards prior to such Transaction.

          13. Interpretation. Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

                              (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                              (b) Unless otherwise expressly stated in the relevant Agreement, each Award (other than Restricted Share Units) granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. Except in the case of death, disability, retirement or a Change in Control, the Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance-based compensation.

          14. Termination and Amendment of the Plan. The amended and restated Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                               (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Options, SARs or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

                               (b) To the extent necessary under Section 422 of the Code, Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or applicable law or securities exchange rule, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations.

          15. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          16. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                               (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

                               (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                               (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                               (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

          17. Regulations and Other Approvals; Governing Law.

                     17.1 Jurisdiction. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles thereof.

                    17.2 Obligation. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                    17.3 Compliance. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Share Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder. In addition, the Committee shall have the discretion to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred, (b) voids any Grantee’s election to the extent it would violate Section 409A of the Code, and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event mat is allowable under Section 409A of the

Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Grantee, subject to any valid second election to defer; provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

                    17.4 Options and Awards. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                    17.5 Restrictions. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares or Awards, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares or Awards shall be appropriately amended to reflect their status as restricted securities as aforesaid.

          18. Miscellaneous.

                    18.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

                              (a) Withholding of Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, any Share Appreciation Right or the exercise thereof, or the grant of any other Award, including, but not limited to, the withholding of cash or Shares which would be paid or delivered pursuant to such exercise or Award or another exercise of Award under this Plan until the Grantee reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold. The Committee may permit a Grantee (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a Fair Market Value sufficient to cover the amount of such required or permitted withholding taxes.

                              (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Share Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          19. Effective Date. The Plan originally became effective on May 21, 2006. The effective date of the amended and restated Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Maryland within twelve (12) months of such adoption.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Acadia Realty Trust, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACADIA REALTY TRUST
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” ALL THE NOMINEES, AND “FOR” PROPOSALS 2 THROUGH 4 LISTED BELOW.

Vote On Trustees

1.	Election of Trustees	For	Against	Abstain

Nominees:

	1a. Kenneth F. Bernstein	☐	☐	☐

	1b. Douglas Crocker II	☐	☐	☐

	1c. Lorrence T. Kellar	☐	☐	☐

	1d. Wendy Luscombe	☐	☐	☐

	1e. William T. Spitz	☐	☐	☐

	1f. Lee S. Wielansky	☐	☐	☐

Vote On Proposals					For	Against	Abstain

2.	THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.				☐	☐	☐

3.

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S 2012 PROXY STATEMENT IN ACCORDANCE WITH COMPENSATION RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

					☐	☐	☐
4.	TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE ACADIA REALTY TRUST AMENDED AND RESTATED 2006 SHARE INCENTIVE PLAN.				☐	☐	☐

5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, Trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2012

This Proxy is Solicited on
Behalf of the Board of Trustees

The undersigned hereby constitutes and appoints Kenneth F. Bernstein and Robert Masters, Esq., or either one of them, as proxies, with full power of substitution, to vote all Common Shares of beneficial interest of Acadia Realty Trust (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the offices of Paul, Hastings, Janofsky & Walker, LLP, which are located at 191 North Wacker Drive, Chicago, Illinois 60606 at 1:00 p.m. local time, May 16, 2012 or at any adjournments or postponements thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the Board of Trustees recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on
May 16, 2012: This Proxy Statement and the Company’s 2011 Annual Report to shareholders are available at
www.acadiarealty.com/proxy

Address Changes and/or Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

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